Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT INMAGENE BIOPHARMACEUTICALS TREATS AS PRIVATE AND CONFIDENTIAL.

COLLABORATION, OPTION AND LICENSE AGREEMENT

BY AND BETWEEN

INMAGENE BIOPHARMACEUTICALS

AND

和记黄埔医药（上海）有限公司HUTCHISON MEDIPHARMA LIMITED

TABLE OF CONTENTS

Article I DEFINITIONS AND INTERPRETATION		1
Article II Collaboration and Option		14
2.1.	Research and Development Activities	14
2.2.	Option of First Negotiation for Additional Compounds.	15
2.3.	Option	16
Article III LICENSES; EXCLUSIVITY		16
3.1.	Licenses to Inmagene	16
3.2.	License Grant to Hutchison	18
3.3.	Subcontracting	18
3.4.	Knowledge and Technology Transfer	19
3.5.	No Other Rights; Retained Rights	19
Article IV GOVERNANCE		19
4.1.	Joint Steering Committee	19
4.2.	Dispute Resolution	20
4.3.	Alliance Managers	21
4.4.	Costs of Governance	21
Article V DEVELOPMENT AND REGULATORY MATTERS		21
5.1.	Development	21
5.2.	Development Reports	21
5.3.	Development Diligence	21
5.4.	Regulatory	22
Article VI MANUFACTURING		22
Article VII COMMERCIALIZATION		22
7.1.	Commercialization	22
7.2.	Commercialization Diligence	22
7.3.	Right of First Refusal for Co-Commercialization Rights	23
Article VIII FINANCIAL PROVISIONS		23
8.1.	Option Exercise Fee	23
8.2.	Milestone Payments	24
8.3.	Royalty Payments	25
8.4.	Royalties and Sales Milestone Payments	26
8.5.	No Refunds; Offsets	26
8.6.	Other Amounts Payable	26
8.7.	Currency	26
8.8.	Late Fees	27
8.9.	Blocked Currency	27
8.10.	Withholding Taxes	27
8.11.	Indirect Taxes	27
8.12.	Records and Audit Rights	27
Article IX INTELLECTUAL PROPERTY RIGHTS		28
9.1.	Ownership	28
9.2.	Prosecution and Maintenance	28
9.3.	Enforcement	30
9.4.	Defense	31
Article X CONFIDENTIALITY		31
10.1.	Nondisclosure	31
10.2.	Exceptions	32
10.3.	Authorized Disclosure	32

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10.4.	Terms of this Agreement	33
10.5.	Securities Filings; Disclosure under Applicable Law	34
10.6.	Publicity	34
10.7.	Publications	35
Article XI TERM AND TERMINATION		35
11.1.	Term	35
11.2.	Termination for Material Breach	35
11.3.	Termination for Insolvency	36
11.4.	Termination by Inmagene for Convenience	36
11.5.	Termination by Hutchison for Patent Challenge	36
11.6.	Termination for Cessation of Development or Commercialization	36
Article XII EFFECT OF TERMINATION		36
12.1.	Effects of Termination or Expiration Without Option Exercise	36
12.2.	Surviving Provisions	39
Article XIII REPRESENTATIONS, WARRANTIES, AND COVENANTS		39
13.1.	Representations and Warranties by Each Party	39
13.2.	Representations and Warranties by Hutchison	40
13.3.	Covenants.	41
13.4.	Disclaimer	42
Article XIV INDEMNIFICATION; LIABILITY		43
14.1.	Indemnification by Hutchison	43
14.2.	Indemnification by Inmagene	43
14.3.	Indemnification Procedure	43
14.4.	Limitation of Liability	45
14.5.	Insurance	45
Article XV GENERAL PROVISIONS		45
15.1.	Assignment	45
15.2.	Extension to Affiliates	45
15.3.	Severability	46
15.4.	Choice of Law; Dispute Resolution; Jurisdiction	46
15.5.	Force Majeure	47
15.6.	Waivers and Amendments	47
15.7.	Relationship of the Parties	47
15.8.	Notices	48
15.9.	Further Assurances	48
15.10.	Compliance with Law	48
15.11.	Parties in Interest; No Third Party Beneficiary Rights	48
15.12.	English Language	48
15.13.	Expenses	49
15.14.	Interpretation	49
15.15.	Entire Agreement	49
15.16.	Counterparts	49
15.17.	Cumulative Remedies	49

LIST OF SCHEDULES

Schedules

Schedule 1.89	Licensed Patents
Schedule 2.1.2	R&D Plan
Schedule 10.6.2	Press Release

ii

COLLABORATION, OPTION AND LICENSE AGREEMENT

This COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Agreement”) is made as of January 5, 2021 (the “Effective Date”), by and between Inmagene Biopharmaceuticals, a company incorporated in the Cayman Islands having an office at Unit 1202B, Tower 2, Century Metropolis, No.1239 Century Avenue, Pudong New District, Shanghai, P.R. China 200122 (“Inmagene”) and 和记黄埔医药（上海）有限公司Hutchison MediPharma Limited, a Chinese company, organized and existing under the laws of the People’s Republic of China, having a place of business at Building 4, 720 Cai Lun Road, ZJ Hi-Tech Park, Shanghai, PRC (“Hutchison”).  Inmagene and Hutchison are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Inmagene is a biopharmaceutical company with expertise in the development of immunology-related therapeutics;

WHEREAS, Hutchison is a biopharmaceutical company focused on discovering and developing therapeutics for the treatment of oncology and immunological diseases;

WHEREAS, Inmagene and Hutchison wish to collaborate with respect to certain development activities with respect to products containing Licensed Compounds for the Field (each, as defined below); and

WHEREAS, Inmagene wishes to obtain, and Hutchison wishes to grant, an exclusive option to a license under the Licensed Technology (as defined below) to perform further development, manufacturing, commercialization or Exploitation of products incorporating the Licensed Compounds in the Field and, following the exercise by Inmagene of such option for a Licensed Compound, Inmagene will have the right to perform further development, manufacturing, commercialization or Exploitation of products incorporating such Licensed Compound (each, as defined below), in each case in the Field, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized will have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1.         “Accounting Standards” means U.S. generally accepted accounting principles, consistently applied.

1.2.         “Acquired Person” has the meaning set forth in Section 1.21.

1.3.         “Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before, or otherwise involving, any Governmental Authority.

1.4.       “Active Ingredient” means clinically active material that provides pharmacological activity in a pharmaceutical or biologic product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants, or controlled release technologies).

1.5.        “Additional Compound” means any asset or compound being internally Developed solely by Hutchison or its Affiliates (i.e., not on behalf of or in collaboration with any Third Parties other than subcontractors) for use in an immunological indication.

1.6.        “Affiliate” means, with respect to a Person, any entity or person that controls, is controlled by, or is under common control with that Person, but solely during the period in which such entity or person controls, is controlled by, or is under common control with that Person.  For the purpose of this Section 1.6 only, “control” or “controlled” means, (a) direct or indirect, ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity; (b) status as a general partner in any partnership; or (c) any other arrangement whereby the entity or person appoints or has the right to appoint (other than through the ownership of voting securities) a majority of the members of the board of directors or equivalent governing body of a corporation or other entity or has the ability to cause the direction of the management or policies of a corporation or other entity; provided, however, in the case of this clause (c), no person or entity will be deemed to be an Affiliate of such Person solely by virtue of such person’s or entity’s direct or indirect ownership of any securities of such Person.  The Parties acknowledge that in the case of entities organized under the laws of certain countries where the maximum percentage ownership permitted by Applicable Law for a foreign investor is less than fifty percent (50%), such lower percentage will be substituted in clause (a) of the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

1.7.         “Agreement” has the meaning set forth in the preamble of this Agreement.

1.8.         “Alliance Manager” has the meaning set forth in Section 4.3.

1.9.      “Allowable Overruns” means, for a given Calendar Year, any FTE Costs or out-of-pocket costs incurred by or on behalf of Hutchison in the performance of Hutchison R&D Activities that (a) are not attributable to any breach of this Agreement by Hutchison and (b) are in excess of the budget approved by the JSC for such Hutchison R&D Activities for such Calendar Year by an amount not to exceed [***] ([***]%) of the budget approved by the JSC.

1.10.      “Applicable Law” means all applicable laws, statutes, rules, regulations, treaties (including tax treaties), orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, including, to the extent applicable, GCP, GLP and GMP, as well as all applicable data protection and privacy laws, rules and regulations, including, to the extent applicable, the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation (Regulation (EU) 2016/679).

1.11.       “Approved Labeling” means, with respect to a Licensed Product, the Regulatory Authority-approved full prescribing information for such Licensed Product.

1.12.       “Audited Party” has the meaning set forth in Section 8.12.2.

1.13.       “Auditing Party” has the meaning set forth in Section 8.12.2.

1.14.       “Auditor” has the meaning set forth in Section 8.12.2.

1.15.       “Available Additional Compound Notice” has the meaning set forth in Section 2.2.1.

1.16.       “BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Licensed Product, as defined in 42 U.S.C. § 262(a) and Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et seq., or any equivalent application for Regulatory Approval in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority.

1.17.       “Breaching Party” has the meaning set forth in Section 11.2.1.

1.18.       “Business Day” means a day other than: (a) Saturday or Sunday or (b) any other day on which commercial banks located in Shanghai, China or Hong Kong are required by Applicable Law to remain closed.

1.19.      “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1, and October 1, except that the first Calendar Quarter of the Term will commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date, and the last Calendar Quarter will end on the last day of the Term.

1.20.       “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term will commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term will commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.21.      “Change of Control” means, with respect to a Person (an “Acquired Person”), the occurrence of any of the following events from and after the Effective Date: (a) any Person or group of Persons becomes the beneficial owner (directly or indirectly) of more than fifty percent (50%) of the voting shares of such Acquired Person; (b) such Acquired Person consolidates with or merges into or with another Person pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Acquired Person immediately preceding such consolidation or merger or (c) such Acquired Person sells or transfers to a Person other than an Affiliate of such Acquired Person all or substantially all of such Acquired Person’s assets.  Notwithstanding the foregoing, the following will not constitute a Change of Control: (i) a sale of capital stock to underwriters in an underwritten public offering of a Party’s capital stock solely for the purpose of financing, (ii) the acquisition of securities of the Acquired Person by any Person or group of Persons that acquires the Acquired Person’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Acquired Person through the issuance of equity securities, (iii) a transaction solely to change the domicile of a Party; or (iv) a transaction or series of related transactions involving solely the Acquired Person and one or more Affiliates of the Acquired Person.

1.22.       “Claims” has the meaning set forth in Section 14.1.

1.23.       “Clinical Trial” means any human clinical trial of a pharmaceutical or biological product.

1.24.       “Co-Commercialization Notice” has the meaning set forth in Section 7.3.1.

1.25.       “Code” has the meaning set forth in Section 11.3.

1.26.      “Combination Product” means a Licensed Product, that is sold, for a single price, in the form of a combination that contains or comprises one or more additional Active Ingredients other than a Licensed Compound (each, an “Other Component”), whether coformulated or copackaged or otherwise sold for a single price.

1.27.       “Commercialize” means any and all activities directed to the commercialization of a product, including marketing; detailing; promotion; distributing; order processing; handling returns and recalls; booking sales; administering and commercially selling such product; importing, exporting and transporting such product for commercial sale; and seeking Pricing Approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well all regulatory compliance with respect to the foregoing.  For clarity, “Commercialization” does not include: (a) Manufacturing or (b) any Clinical Trials and other trials commenced after Regulatory Approval.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.28.      “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliates with respect to any objective or activity under this Agreement by a Party, [***].

1.29.       “Competitive Infringement” has the meaning set forth in Section 9.3.1.

1.30.      “Confidential Information” means, with respect to each Party, Know-How, inventions, Materials, and other proprietary information including data and all other scientific, pre-clinical, clinical, regulatory, Manufacturing, marketing, financial, and commercial information or data that is disclosed, made available to, or provided by or on behalf of such Party to the other Party or to any of the Receiving Party’s employees, consultants, Affiliates, or Sublicensees, whether or not specifically marked or designated by the Disclosing Party as confidential.

1.31.      “Control” or “Controlled” means with respect to any Patent Rights, Know-How, other intellectual property right, Regulatory Materials or Confidential Information, the ability of a Party or its Affiliates, as applicable (whether through ownership or license (other than a license granted in this Agreement)) to grant to the other Party the licenses or sublicenses as provided herein, or to otherwise disclose such Know-How, intellectual property right, Regulatory Materials or Confidential Information to the other Party, to the extent (a) not in violation of the terms of any then-existing agreement with any Third Party at the time such Party or its Affiliates, as applicable, would be required hereunder to grant the other Party such license or sublicenses as provided herein or to otherwise disclose such Know-How, intellectual property right, Regulatory Materials or Confidential Information to the other Party or (b) [***].

1.32.       “Cover” means, with reference to a Valid Claim and a product, that the making, using, offering to sell, selling, importing or exporting of such product would infringe such Valid Claim in the country in which such activity occurs without a license thereto (or ownership thereof).

1.33.       “Cure Period” has the meaning set forth in Section 11.2.1.

1.34.      “Develop” or “Development” means clinical drug development activities and other development activities with respect to a product, including Clinical Trials, test method development and stability testing; toxicology; formulation; qualification; validation; statistical analysis and report writing; the preparation and submission of INDs and MAAs; regulatory affairs with respect to the foregoing and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval.  For clarity, “Development” does not include Research or Manufacturing.  When used as a verb, “Develop” means to engage in Development.

1.35.       “Development Milestone Event” has the meaning set forth in Section 8.2.1.

1.36.       “Development Milestone Payment” has the meaning set forth in Section 8.2.1.

1.37.       “Disclosing Party” has the meaning set forth in Section 10.1.

1.38.       “Dispute” has the meaning set forth in Section 15.4.2.

1.39.       “Dollars” or “$” means the legal tender of the United States.

1.40.       “Effective Date” has the meaning set forth in the preamble of this Agreement.

1.41.       “EMA” means the European Medicines Agency, or any successor agency or authority thereto with comparable responsibilities.

1.42.       “Enforcing Party” has the meaning set forth in Section 9.3.2(c).

1.43.       “European Union” or “EU” means all of the European Union member states as of the Effective Date.

1.44.       “Existing CDA” means the Mutual Non-Disclosure Agreement between the Parties, dated August 10, 2020.

1.45.      “Exploit” means to make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, including to Research, Develop, Manufacture, perform or have performed medical affairs, Commercialize, register, modify, enhance, improve, or otherwise exploit.  “Exploitation” and “Exploiting” will be construed accordingly.

1.46.       “FDA” means the United States Food and Drug Administration, or any successor agency or authority thereto with comparable responsibilities.

1.47.       “Field” means the treatment or prevention of all diseases and conditions except oncology.

1.48.      “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the date of the first sale of a Licensed Product to a Third Party for end use or consumption following receipt of any required Regulatory Approval for such Licensed Product in the country in which such Licensed Product is sold[***].

1.49.       “Force Majeure” has the meaning set forth in Section 15.5.

1.50.       “FTE” means one (1) person (or the equivalent of one (1) person) working full time for one (1) twelve (12) month period in a development or other relevant capacity (excluding persons employed in general and administrative, non-technical management or other non-technical capacities) employed or contracted by Hutchison or any of its Affiliates and assigned to perform specified Hutchison R&D Activities, with such commitment of time and effort to constitute one (1) employee performing such work on a full-time basis, which for purposes hereof shall be [***] ([***]) hours per year.  No additional payment shall be made with respect to any person who works more than [***] ([***]) hours per year and any person who devotes less than [***] ([***]) hours per year shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***] ([***]).

1.51.       “FTE Costs” means the FTE Rate multiplied by the applicable number of FTEs who perform a specified activity pursuant to this Agreement.

1.52.      “FTE Rate” means [***] Dollars ($[***]) per FTE, which amount is intended to cover Hutchison’s personnel costs, personnel equipment and facilities expenses in performing the Hutchison R&D Activities.

1.53.       “GCP” means the then-current standards, practices and procedures concerning Clinical Trials promulgated or endorsed by a Regulatory Authority of competent jurisdiction, as such regulations may be amended from time to time, including: (a) for the United States, as set forth in 21 C.F.R. Parts 11, 50, 54, 56, and 312, and guidance for industry, including “Guidance for Industry E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1),” including related regulatory requirements imposed by the FDA; (b) for the European Union, as set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005; and (c) as set forth in ICH Guideline for Good Clinical Practice E6(R2).

1.54.      “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such regulations may be amended from time to time, and analogous Applicable Laws of an applicable Regulatory Authority and all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.55.      “GMP” means the then-current standards, practices and procedures concerning Good Manufacturing Practice promulgated or endorsed by a Regulatory Authority of competent jurisdiction, including: (a) section 501(a)(2)(B) of the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. 351(a)(2)(B)); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, 211, 600, and 610); (c) EU Commission Directive 2003/94/EC; (d) the European Community Guide to Good Manufacturing Practice for Medicinal Licensed Products for Human and Veterinary Use, in Volume 4 of the European Commission’s Rules Governing Medicinal Licensed Products in the European Union; (e) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) analogous Applicable Laws of an applicable Regulatory Authority at the time of Manufacture; and (g) all additional Regulatory Authority documents, regulations, policies, guidances, or guidelines, that replace, amend, modify, supplant, or complement any of the foregoing.

1.56.      “Governmental Authority” means any: (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division, instrumentality, office, officer, official, organization, representative, subdivision, unit and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including any arbiter).

1.57.       “Gross Sales” has the meaning set forth in Section 1.98.

1.58.       “Hutchison” has the meaning set forth in the preamble of this Agreement.

1.59.       “Hutchison Indemnitee” has the meaning set forth in Section 14.2.

1.60.        “Hutchison ROFN Exercise Notice” has the meaning set forth in Section 7.3.1.

1.61.       “Hutchison ROFN Notice Period” has the meaning set forth in Section 7.3.1.

1.62.       “Hutchison R&D Activities” has the meaning set forth in Section 2.1.1(b).

1.63.       “ICC Rules” has the meaning set forth in Section 15.4.3(a).

1.64.      “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto.  References herein to IND will include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a clinical trial application in the EU).

1.65.       “Indemnification Claim Notice” has the meaning set forth in Section 14.3.1.

1.66.       “Indemnified Party” has the meaning set forth in Section 14.3.1.

1.67.       “Indemnifying Party” has the meaning set forth in Section 14.3.1.

1.68.       “Indemnitee” means an Inmagene Indemnitee or a Hutchison Indemnitee, as the context requires.

1.69.      “Indication” means the intended use of a Licensed Product for either therapeutic treatment or for the prevention of a specific disease, disorder, or condition in the indication section of the Approved Labeling for such Licensed Product, or that is the subject of a Clinical Trial and where it is intended that the data and results of such Clinical Trial (if successful) will be used to support an MAA and Regulatory Approval that is intended to result in distinct labeling in the indication section of the Approved Labeling relevant to usage of such Licensed Product in such disease, disorder or medical condition.  For clarity, [***].

1.70.       “Infringement” has the meaning set forth in Section 9.3.1.

1.71.       “Infringement Action” has the meaning set forth in Section 9.3.2(a).

1.72.      “Initiation” means, with respect to any Clinical Trial of a Licensed Product, the date of the first dosing of the first subject in such trial using the applicable Licensed Product.

1.73.       “Inmagene” has the meaning set forth in the preamble of this Agreement.

1.74.       “Inmagene Indemnitees” has the meaning set forth in Section 14.1.

1.75.      “Inmagene Licensed Know-How” means any Know-How Controlled by Inmagene or any of its Affiliates as of the Effective Date or during the Term, other than Know-How within the Joint IP, that is necessary or reasonably useful for Hutchison to conduct any Hutchison R&D Activities.

1.76.      “Inmagene Licensed Patents” means any Patent Right Controlled by Inmagene or any of its Affiliates as of the Effective Date or during the Term, other than Joint Patents, that (a) claims any Inmagene Licensed Know-How or (b) is necessary or reasonably useful for Hutchison to conduct any Hutchison R&D Activities.

1.77.       “Inmagene Licensed Technology” means all Inmagene Licensed Know-How, Inmagene Licensed Patents and any Materials Controlled by Inmagene or any of its Affiliates as of the Effective Date or during the Term that are provided to Hutchison for use in the performance of the Hutchison R&D Activities.

1.78.       “Inmagene R&D Activities” means the activities set forth in the R&D Plan.

1.79.       “Interest Rate” has the meaning set forth in Section 8.8.

1.80.       “Invention” means any invention or discovery that is created, conceived or reduced to practice.

1.81.       “Joint IP” has the meaning set forth in Section 9.1.

1.82.       “Joint Patent” has the meaning set forth in Section 9.2.1.

1.83.       “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.1.1.

1.84.       “JSC Co-Chair” has the meaning set forth in Section 4.1.2.

1.85.       “Know-How” means any proprietary records, Materials, know-how, processes, techniques, show-how, design information, information, formulations, technology, practices, trade secrets, Inventions, methods, data (including animal data, clinical data, and quality control data) and results in any form whatsoever, whether or not patented or patentable.

1.86.     “Licensed Compound” means, other than Terminated Compounds, each of (a) the humanized OX40 (CD134) antagonistic monoclonal antibody (anti-OX40 mAB) HMPL-A28 and any derivative or modification thereof, which retains the full sequence of HMPL-A28; (b) the BTK (Bruton tyrosine kinase) inhibitor HMPL-727, including any salt, free acid/base, solvate, hydrate, prodrug, metabolite, stereoisomer, enantiomer, and polymorphic forms thereof; (c) a RIPK1 (receptor-interacting protein kinase 1) inhibitor covered by the Licensed Patent, including HMPL-662; and (d) a CSF-1R (colony stimulating factor-1 receptor) inhibitor, covered by the Licensed Patent, including HMPL-958.   For clarity, [***].

1.87.       “Licensed Compound Annual Net Sales” has the meaning set forth in Section 8.2.2.

1.88.      “Licensed Know-How” means any and all Know-How Controlled by Hutchison or any of its Affiliates as of the Effective Date or thereafter during the Term (excluding any Know-How within the Joint IP) which is necessary or reasonably useful to Exploit any Licensed Product in the Field in the Territory.  For clarity, Licensed Know-How excludes any Licensed Patents.

1.89.      “Licensed Patent” means any Patent Right Controlled by Hutchison or any of its Affiliates as of the Effective Date or thereafter during the Term (excluding Joint Patents) which (a) claims any Licensed Know-How or (b) is necessary or reasonably useful to Exploit any Licensed Product in the Field in the Territory.  Without limiting the foregoing, Schedule 1.89 sets forth a list of all Licensed Patents as of the Effective Date.

1.90.       “Licensed Product” means, other than Terminated Products, any product that contains, incorporates or otherwise includes a Licensed Compound.  For clarity, a Licensed Product may constitute a Combination Product.  All Licensed Products containing the same Licensed Compound shall be deemed the same Licensed Product, regardless of formulation, dosage, packaging or intended use.

1.91.       “Licensed Technology” means, collectively, all Licensed Patents and Licensed Know-How.

1.92.       “Losses” has the meaning set forth in Section 14.1.

1.93.      “MAA” means a BLA, a marketing authorization application, submitted to the EMA or to the competent Regulatory Authority of a member state of the E.U. or any equivalent filing in a country or regulatory jurisdiction other than the U.S. or E.U. with the applicable Regulatory Authority, and all amendments and supplements thereto, to obtain marketing approval for a pharmaceutical or biological product, in a country or in a group of countries.

1.94.       “Mainland China” means mainland People’s Republic of China.

1.95.     “Manufacture” means all activities related to the manufacturing of a product or any component or ingredient thereof, including the production, manufacture, having manufactured, processing, filling, finishing, packaging, labeling, shipping and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.  For clarity, “Manufacture” does not include Research, Development, or Commercialization.

1.96.       “Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, and other similar materials.

1.97.       “NDA” means a New Drug Application submitted to the FDA in the United States in accordance with the FD&C Act with respect to a pharmaceutical product or any analogous application or submission with any Regulatory Authority outside of the United States.

1.98.       “Net Sales” means the gross amount invoiced or billed on sales of such Licensed Product in the Territory by a Selling Party for the sale of a Licensed Product to a Third Party (“Gross Sales”), less the following deductions:

1.98.1.          [***]

1.98.2.          [***]

1.98.3.          [***]

1.98.4.          [***]; and

1.98.5.          [***]

Each of the foregoing deductions will be determined as actually incurred from the books and records of the Selling Party, maintained in accordance with Accounting Standards, consistently applied.  Even if there is overlap between any of the deductions set forth in Sections 1.98.1 through 1.98.5 above, each individual item will only be deducted once in the overall Net Sales calculation.  With respect to Net Sales not denominated in Dollars, Inmagene will convert such Net Sales from the applicable foreign currency into Dollars in accordance with Section 8.7.

[***].

With respect to Combination Products, the following will apply:

In order to determine Net Sales of a Licensed Product that is a Combination Product, the Net Sales applicable to such Combination Product in a country will be determined by [***].

[***]

[***]

[***]

1.99.       “Non-Breaching Party” has the meaning set forth in Section 11.2.1.

1.100.     “Non-Enforcing Party” has the meaning set forth in Section 9.3.2(c).

1.101.     “Non-Prosecuting Party” has the meaning set forth in Section 9.2.3.

1.102.     “Non-Withholding Party” has the meaning set forth in Section 8.10.

1.103.     “Option” has the meaning set forth in Section 2.3.

1.104.     “Option Exercise Fee” has the meaning set forth in Section 8.1.

1.105.     “Option Exercise Notice” has the meaning set forth in Section 2.3.

1.106.     “Option Term” has the meaning set forth in Section 2.3.

1.107.     “Other Component” has the meaning set forth in Section 1.26.

1.108.     “Party” and “Parties” has the meaning set forth in the preamble of this Agreement.

1.109.     “Patent Challenge” means any challenge to the validity or enforceability of a Patent Right by commencing any opposition proceeding, post-grant review, inter partes review, or declaratory action, or any foreign equivalent thereof, in any court, arbitration proceeding, or other tribunal, including the United States Patent and Trademark Office and any foreign counterpart thereof.

1.110.     “Patent Rights” means all rights, title, and interests in and to: (a) all national, regional, and international patents and patent applications filed in any country of the world, including provisional patent applications and all supplementary protection certificates; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority to any of the foregoing, including any continuation, continuation-in-part, divisional, provisional, converted provisional and continued prosecution application, or any substitute application; (c) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents, design patents, and certificates of invention; and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.111.     “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or any other entity not specifically listed herein.

1.112.    “Phase 3 Clinical Trial” means a Clinical Trial of a pharmaceutical or biologic product on a sufficient number of patients, which trial the FDA permits to be conducted under an open IND and is designed to: (a) establish that the pharmaceutical or biologic product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the pharmaceutical or biologic product in the dosage range to be prescribed; and (c) together with other results, support an MAA to a Regulatory Authority for the pharmaceutical or biologic product, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(c) and its successor regulation or equivalents in other jurisdictions.

1.113.   “Pricing Approval” means any approval, agreement, determination or decision establishing prices that can be charged to consumers for a pharmaceutical or biological product or that will be reimbursed by Governmental Authorities for a pharmaceutical or biological product, in each case, in a country where Governmental Authorities or Regulatory Authorities approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise.

1.114.     “Prosecuting Party” has the meaning set forth in Section 9.2.3.

1.115.    “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent Right, the preparation, filing, prosecution and maintenance of such Patent Right, as well as re-examinations, reissues, and appeals with respect to such Patent Right, together with the initiation or defense of interferences, oppositions, inter partes review, derivations, re-examinations, post-grant proceedings and other similar proceedings (or other defense proceedings with respect to such Patent Right, but excluding the defense of challenges to such Patent Right as a counterclaim in an infringement proceeding) with respect to the particular Patent Right, and any appeals therefrom.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

1.116.     “Publication” has the meaning set forth in Section 10.7.

1.117.     “Publishing Party” has the meaning set forth in Section 10.7.

1.118.     “R&D Plan” means the plan set forth on Schedule 2.1.2, as may be updated from time to time pursuant to Section 2.1.2.

1.119.     “R&D Program” means all activities conducted by Inmagene during the Option Term pursuant to the R&D Plan.

1.120.     “Receiving Party” has the meaning set forth in Section 10.1.

1.121.    “Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, any approval (excluding any Pricing Approval), registration, license, or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Licensed Product in such country or jurisdiction.

1.122.   “Regulatory Authority” means any national or supranational Governmental Authority, including the FDA, the EMA or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development and commercialization of, and the granting of Regulatory Approval or Pricing Approval for, a pharmaceutical or biological product in such country or region.

1.123.    “Regulatory Filings” means any submission to a Regulatory Authority of any appropriate regulatory application, including any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto.  For the avoidance of doubt, Regulatory Filings will include any IND or MAA.

1.124.     “Regulatory Materials” means Regulatory Filings, submissions, notifications, communications, correspondence, registrations, marketing approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to develop, manufacture, market, sell or otherwise commercialize a Licensed Product in a particular country or jurisdiction, including INDs, NDAs, BLAs, and other applications for marketing approval.

1.125.   “Research” means activities related to the characterization, design, discovery, generation, identification, non-clinical or pre-clinical studies, pre-clinical development, analytical and process development, optimization, production, or profiling of vaccine candidates or products.  For clarity, “Research” does not include Development or Manufacturing.  When used as a verb, “Research” means to engage in Research.

1.126.     “Reviewing Party” has the meaning set forth in Section 10.7.

1.127.     “ROFN Exercise Notice” has the meaning set forth in Section 2.2.1.

1.128.     “ROFN Notice Period” has the meaning set forth in Section 2.2.1.

1.129.     “Royalties” has the meaning set forth in Section 8.3.1.

1.130.     “Royalty Term” has the meaning set forth in Section 8.3.2.

1.131.     “Sales Milestone Events” has the meaning set forth in Section 8.2.2.

1.132.     “Sales Milestone Payments” has the meaning set forth in Section 8.2.2.

1.133.     “Securities Regulator” has the meaning set forth in Section 10.3.1(a).

1.134.     “Selected Third Party Agreements” means, with respect to any Terminated Product, any agreement entered into by and between Inmagene or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, that is necessary or reasonably useful to Exploit such Terminated Product in the Territory.

1.135.    “Selling Party” means Inmagene, its Affiliates, or its Sublicensees, in each case, expressly excluding distributors who do not pay or otherwise transfer Inmagene, its Affiliate or Sublicensee consideration based on such distributor’s sale or transfer of Licensed Product (i.e., distributors who are paid on a fee-for-service basis)

1.136.     “Senior Officers” means, with respect to Inmagene, its [***], and, with respect to Hutchison, [***].

1.137.    “Sublicensees” means any Third Party to whom a Party or any of its Affiliates grants a sublicense of any of its rights hereunder to Exploit Licensed Products, excluding all subcontractors.

1.138.     “Term” has the meaning set forth in Section 11.1.

1.139.     “Terminated Compound” means a (a) Licensed Compound for which Inmagene has not exercised the Option for by expiration of the last day of the Option Term or (b) a Licensed Compound with respect to which this Agreement has terminated. Upon becoming a Terminated Compound, a compound is no longer a Licensed Compound under this Agreement.

1.140.     “Terminated Product” means, with respect to: (a) the termination of this Agreement with respect to a Licensed Product, the Licensed Product subject to such termination; (b) the termination of this Agreement with respect to a country in the Territory, all Licensed Products in the country in the Territory subject to such termination; (c) the termination of this Agreement with respect to a Licensed Compound, all Licensed Products containing such Licensed Compound; (d) the termination of this Agreement in its entirety, all Licensed Products in all countries in the Territory and (e) the expiration of the last day of the Option Term without Inmagene exercising the Option for a Licensed Compound, all Licensed Products containing such Licensed Compound.  Upon becoming a Terminated Product, a product is no longer a Licensed Product under this Agreement.

1.141.     “Territory” means all countries and territories of the world.

1.142.     “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.143.     “United States” or “U.S.” means the United States of America, its territories, and its possessions.

1.144.     “Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a patent office or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has not been pending for more than the greater of [***] ([***]) [***] since the date of the first response on the merits received from the relevant patent office regarding such application, provided that such [***] ([***]) [***] period will be tolled with respect to either (a) or (b) for the duration of any adverse proceeding (e.g., Third Party oppositions or any appeal of an adverse determination against the Valid Claim) with respect to the patent application at issue.

1.145.     “Withholding Party” has the meaning set forth in Section 8.10.

ARTICLE II
COLLABORATION AND OPTION

2.1.         Research and Development Activities.

2.1.1.     Each Party’s Responsibilities.

(a)          Inmagene will perform, or have performed, all Inmagene R&D Activities in accordance with the R&D Plan and this Agreement.  Inmagene will not perform any activities with respect to a Licensed Product or Licensed Compound other than in accordance with the R&D Plan.  Inmagene will prepare and maintain complete and accurate written records of all activities performed as well as results and data obtained pursuant to the R&D Plan, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

(b)          Hutchison will be responsible for conducting certain Research and Development activities authorized by the JSC by consensus (such activities, the “Hutchison R&D Activities”).  Hutchison will perform, or have performed, all Hutchison R&D Activities in compliance with all Applicable Law.  Inmagene will reimburse Hutchison for all internal FTE Costs and out-of-pocket expenses incurred in the performance of the Hutchison R&D Activities on a fee-for-services basis, in each case consistent with a budget to be agreed by the JSC by consensus for the applicable Hutchison R&D Activities, plus any Allowable Overruns.  Hutchison will invoice Inmagene at the end of each quarter for any such reimbursement payment incurred within such quarter, and Inmagene will make payments for any undisputed portion of such invoice within [***] ([***]) [***] after receiving such invoice.  The record and audit rights set forth in Section 8.11 shall apply to Hutchison’s keeping records for such Hutchison R&D activities and for Inmagene to audit such records, mutatis mutandis.  For clarity, (i) the Hutchison R&D Activities shall only include those activities expressly designated by the JSC as Hutchison R&D Activities to be reimbursed by Inmagene, and shall not include any other activities performed by Hutchison under this Agreement, such any activities with respect to committees under Article 4, or any assistance or  technology transfer activities under Section 3.3 and (ii) Hutchison will not be required to perform any Hutchison R&D Activities unless and until the Parties mutually agree through the JSC on both the activities being conducted by Hutchison and the budget for such Hutchison R&D Activities.

2.1.2.     R&D Plan.  The initial draft of the R&D Plan agreed to by the Parties is attached hereto on Schedule 2.1.2.  From time to time during the Option Term, and on at least an annual basis, the JSC will review the then-current R&D Plan for potential amendments.  Each Party’s JSC representatives will consider in good faith all such amendments proposed by the other Party’s JSC representatives.  Any proposed amendments to the R&D Plan will become effective only upon approval by the JSC, and subject to Section 4.2.  The R&D Plan will be consistent with the terms of this Agreement and will form a part of this Agreement.  In the event of an inconsistency between the R&D Plan and this Agreement, the terms of this Agreement will prevail.  The R&D Plan will be deemed the Confidential Information of each Party.

2.1.3.     Reporting.  Each Party will keep the other Party reasonably informed on the status, progress and results of its activities under the R&D Plan through the regularly-scheduled JSC meetings described in Section 4.1.3.  At least [***] ([***]) [***] before each regularly-scheduled JSC meeting, each Party will submit to the JSC a written summary (in the form of a slide deck or as otherwise reasonably determined by such Party) of the status, progress and results of its activities under the R&D Plan since its prior report.  The JSC will review and discuss the status, progress and results of the R&D Program.  All such summaries will be deemed the Confidential Information of each Party.

2.2.         Option of First Negotiation for Additional Compounds.

2.2.1.    Notification.  Prior to Hutchison or one of its Affiliates entering into an arrangement with a Third Party during the Term regarding a collaboration or other arrangement whereby Hutchison or one of its Affiliates would grant to such Third Party the right to conduct material Development or Commercialization activities (other than distribution on a fee-for service basis) with respect to an Additional Compound solely in an immunological indication, Hutchison will notify Inmagene in writing of its interest in entering into such arrangement with a Third Party (such notice, the “Available Additional Compound Notice”).  The Available Additional Compound Notice will not be required to include the name(s) of any potential Third Party partners or terms of such proposed arrangement.  Upon receipt of an Available Additional Compound Notice, Inmagene will have [***] ([***]) [***] to notify Hutchison of the non-binding terms upon which it wishes to obtain the right to Develop and Commercialize such Additional Compound from Hutchison (such notice, a “ROFN Exercise Notice” and such [***] ([***])-[***] period, the “ROFN Notice Period”).  If the terms of the Inmagene non-binding offer when considered in aggregate with the development and commercialization capabilities of Inmagene at that time, are in Hutchison’s sole opinion equal or superior to those of the applicable Third Party partner then Inmagene will have the first right under Section 2.2.2 to negotiate for the Additional Compound rights subject to the applicable Available Additional Compound Notice.  If Inmagene does not provide a ROFN Exercise Notice for an Additional Compound within the applicable ROFN Notice Period or Hutchison determines that the terms of Inmagene non-binding offer are not equal or superior to those of the applicable Third Party partner, then (a) Hutchison will be free to enter into any collaboration or other arrangement with a Third Party relating to the Development of such Additional Compound and (b) Hutchison will not be required to provide any subsequent Available Additional Compound Notices for such Additional Compound.  For clarity, material co-Development activities shall not include any subcontracting arrangements entered into by Hutchison or its Affiliate with a Third Party.

2.2.2.     ROFN Exercise.  If Inmagene provides a ROFN Exercise Notice for an Additional Compound within the applicable ROFN Notice Period, then the Parties will negotiate in good faith for at least [***] ([***]) [***] regarding the terms of a definitive agreement under which Hutchison would grant to Inmagene an exclusive (or co-exclusive with Hutchison in accordance with Section 7.3) right to Develop and Commercialize such Additional Compound in an immunological indication.  If Inmagene provides a ROFN Exercise Notice for an Additional Compound and after good faith negotiations the Parties fail to reach agreement on the terms of a definitive agreement during the [***] ([***])-[***] negotiation period, then Hutchison may license or otherwise grant rights to such Additional Compound to any Third Party, provided that Hutchison shall not license or otherwise grant rights to such Additional Compound to any Third Party on terms that are less favorable (including with respect to the development and commercialization capabilities offered by such Third Party in comparison to Inmagene) to Hutchison than those last offered by Inmagene.

2.2.3.    Expiration of ROFN.  On an Additional Compound-by-Additional Compound basis, this Section 2.2 will only apply to any Third Party partnerships pursued by Hutchison for such Additional Compound prior to the first Regulatory Approval of such Additional Compound or a product containing such Additional Compound.

2.3.        Option.  Subject to the terms and conditions of this Agreement, Hutchison hereby grants to Inmagene the exclusive option, on a Licensed Compound-by-Licensed Compound basis, exercisable at Inmagene’s sole discretion, to obtain the license set forth in Section 3.1.2 (each such exclusive option, an “Option”) for such Licensed Compound.  On a Licensed Compound-by-Licensed Compound basis, Inmagene may exercise the Option for a Licensed Compound by conducting both of the following: (a) delivering written notice of such exercise to Hutchison at any time after an IND has been successfully submitted with respect to a Licensed Product that contains such Licensed Compound and before the [***] ([***]) [***] of the Effective Date (with respect to a Licensed Compound, the “Option Term” and such notice, an “Option Exercise Notice”, in each case for such Licensed Compound) and (b) paying the Option Exercise Fee for such Licensed Compound in accordance with Section 8.1.  Upon Inmagene’s delivery to Hutchison of an Option Exercise Notice for a Licensed Compound during the Option Term and payment of the Option Exercise Fee for such Licensed Compound in accordance with Section 8.1, Inmagene will have the right to exercise the license set forth in Section 3.1.2 for such Licensed Compound.  If Inmagene does not provide an Option Exercise Notice for a Licensed Compound(s) prior to the expiration of the Option Term or does not pay the Option Exercise Fee for such Licensed Compound(s) in accordance with Section 8.1, then (a) Inmagene’s right to exercise the Option for such Licensed Compound(s) will terminate and Inmagene will have no right to exercise the license set forth in Section 3.1.2 for such Licensed Compound(s), (b) Hutchison will have no further obligations to Inmagene with respect to the Option for such Licensed Compound(s) and (c) this Agreement will terminate with respect to such Licensed Compound(s) (i.e., such Licensed Compound(s) will no longer be considered Licensed Compound(s) under this Agreement and Section 12.1 will apply with respect to Licensed Products containing such Licensed Compound).  On a Licensed Compound-by-Licensed Compound basis, Inmagene covenants to Hutchison that in no event will Inmagene or any of its Affiliates or its or their Sublicensees conduct or have conducted any Commercialization activities with respect to Licensed Products that contain a Licensed Compound unless and until Inmagene has exercised the Option for such Licensed Compound as set forth above.

ARTICLE III
LICENSES

3.1.         Licenses to Inmagene.

3.1.1.     Research and Development License.  Subject to the terms and conditions of this Agreement, Hutchison hereby grants to Inmagene and its Affiliates, during the Option Term, an exclusive (even as to Hutchison, except as set forth in Section 3.1.3), royalty-free, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 3.1.4), under the Licensed Technology and Hutchison’s right, title and interest in the Joint IP, solely for the purpose of performing (or having performed) Inmagene R&D Activities in the Field and for use in Regulatory Filings as necessary to enable such activities for Licensed Products in the Field in the Territory; provided, however, that while such license permits Inmagene and its Affiliates to conduct activities with respect to a Licensed Product that contains, incorporates or otherwise includes one or more Other Components in addition to the Licensed Compound, Hutchison does not grant to Inmagene and its Affiliates hereunder any license or other rights under Licensed Technology or Joint IP to Exploit any Other Component.

3.1.2.    Commercial License.  Subject to the terms and conditions of this Agreement, on a Licensed Product-by-Licensed Product basis, Hutchison hereby grants to Inmagene and its Affiliates an exclusive (even as to Hutchison, except as set forth in Section 3.1.3), worldwide, royalty-bearing license, with the right to sublicense through multiple tiers (subject to the provisions of Section 3.1.4), under the Licensed Technology and Hutchison’s right, title and interest in the Joint IP, solely to Exploit such Licensed Product in the Field in the Territory; provided, however, that while such license permits Inmagene and its Affiliates to conduct activities with respect to a Licensed Product that contains, incorporates or otherwise includes one or more Other Components in addition to the Licensed Compound, Hutchison does not grant to Inmagene and its Affiliates hereunder any license or other rights under Licensed Technology or Joint IP to Exploit any Other Component. On a Licensed Compound-by-Licensed Compound basis, Inmagene covenants to Hutchison that Inmagene and its Affiliates and its and their Sublicensees will not exercise the rights granted to it pursuant to this Section 3.1.2 for a Licensed Product unless and until Inmagene exercises the Option for the Licensed Compound contained in such Licensed Product pursuant to Section 2.3, including, for clarity, payment of the Option Exercise Fee for such Licensed Compound.

3.1.3.     Retained Rights.  Notwithstanding anything to the contrary in this Agreement, Hutchison, on behalf of it and its Affiliates, will retain freely sublicensable rights to use and practice under the Licensed Technology to the extent necessary or reasonably useful for Hutchison or its Affiliates to (a) perform (or have performed) the Hutchison R&D Activities or (b) Develop or Manufacture or Commercialize any compound and product other than Licensed Compound and Licensed Products.

3.1.4.     Sublicensing Rights.

(a)          Sublicenses.  Subject to the terms of this Agreement, including Section 3.1.4(b), Inmagene may grant sublicenses of any rights granted by Hutchison under Section 3.1.1 and Section 3.1.2 through multiple tiers to any of its Affiliates or to one or more Sublicensees; provided that any sublicense under Section 3.1.1 to any Third Party will require Hutchison’s prior written consent, such consent not to be unreasonably withheld or delayed and Inmagene shall provide written notice to Hutchison of any such sublicense within [***] ([***]) [***] after the execution thereof.

(b)          Sublicense Requirements.  Inmagene will ensure that all permitted sublicenses granted under this Agreement: (i) are consistent with the terms of this Agreement, (ii) with respect to any sublicense granted under the license set forth in Section 3.1.2 before Inmagene’s exercise of the Option pursuant to Section 2.3 for the relevant Licensed Product, include an obligation of the Sublicensee to assign or grant a sublicensable license to Inmagene of all Know-How and Patent Rights developed or invented by the Sublicensee that are necessary or reasonably useful to Exploit any Licensed Product, (iii) to the extent Inmagene engages a Sublicensee to Commercialize a Licensed Product, include an obligation of such Sublicensee to account for and report its Net Sales (in local currency and United States Dollars) on a country-by-country and Licensed Product-by-Licensed Product basis and to provide any other information necessary for Inmagene to comply with its obligation to provide royalty reports in accordance with Section 8.4, and (iv) require the Sublicensee to comply with Inmagene’s obligations under this Agreement, including the confidentiality and non-use obligations set forth in Article X.  Inmagene will remain responsible and liable for the performance of all Affiliates and Sublicensees under their respective sublicensed rights to the same extent as if such activities were conducted by Inmagene.  In no event will any sublicense relieve Inmagene of any of its obligations under this Agreement.  Inmagene will deliver to Hutchison a copy of any executed sublicense agreement ([***]) no later than [***] ([***]) [***] following the execution thereof.  Any termination of the licenses granted to Inmagene hereunder will cause all applicable sublicenses granted to Sublicensees of Inmagene to terminate.

3.1.5.     Licenses to Hutchison.  Subject to the terms and conditions of this Agreement, Inmagene hereby grants to Hutchison, during the Option Term, a non-exclusive, royalty-free, worldwide license, with the right to sublicense (solely to its subcontractors), under the Inmagene Licensed Technology solely for the purpose of performing (or having performed) the Hutchison R&D Activities.

3.2.       Subcontracting.  Each Party may perform any of its obligations under this Agreement through one or more subcontractors; provided that (a) the subcontracting Party will not engage any subcontractor that has been debarred by any Regulatory Authority; (b) the subcontracting Party remains fully responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (c) the subcontractor undertakes in writing obligations of confidentiality and non-use applicable to the Confidential Information that are at least as stringent as those set forth in Article X; (d) the subcontractor agrees in writing to assign or grant a sublicensable license to the subcontracting Party to all Know-How and Patent Rights developed or invented by the subcontractor in the conduct of activities under this Agreement that are necessary or reasonably useful to Exploit any Licensed Product (with the exception of improvements to such subcontractor’s background or sideground technology); and (e) the subcontracting Party will be liable for any act or omission of any subcontractor that is a breach of any of the subcontracting Party’s obligations under this Agreement as though the same were a breach by the subcontracting Party, and the non-subcontracting Party will have the right to proceed directly against the subcontracting Party without any obligation to first proceed against such subcontractor.

3.3.        Knowledge and Technology Transfer.  Within [***] ([***]) [***] of the Effective Date, Hutchison will deliver to Inmagene copies of any tangible embodiments of material Licensed Know-How that is necessary or reasonably useful for the Development or Manufacture of Licensed Products in accordance with this Agreement to the extent reasonably requested by Inmagene. Any Hutchison Materials provided by Hutchison in connection with the transfer of the Licensed Know-How will remain the sole property of Hutchison.  Inmagene will use and transfer all documents and files related to the Licensed Know-How for each Licensed Compound only for purposes of performing its obligations and exercising its rights and licenses with respect to applicable Licensed Compound in accordance with this Agreement, and for no other purpose.  [***].  Unless otherwise agreed by the Parties in writing, for a period of up to [***] ([***]) [***] after the initial Know-How transfer, Hutchison will make appropriate personnel available to Inmagene at reasonable times and upon reasonable prior notice for the purpose of assisting Inmagene in understanding and using the Licensed Know-How in accordance with this Agreement, and thereafter. Hutchison will continue such assistance at Inmagene’s request; provided that [***]. Inmagene stipulates that such cooperation by Hutchison will not require Hutchison to perform any Development activities or generate any new information or materials.

3.4.         No Other Rights; Retained Rights.  Each Party expressly reserves and retains all Patent Rights, Know-How or other intellectual property rights not expressly granted herein, and no right or license under any Patent Rights, Know-How or other intellectual property rights of either Party is granted or will be granted by implication.  Except as otherwise expressly provided in this Agreement, neither Party will receive any rights under this Agreement to own, use, or access the Patent Rights, Know-How, or other intellectual property rights of the other Party.

3.5.        Restrictive Covenant.  During the Term, Hutchison will not, and will cause its Affiliates to not, Develop or Commercialize (or grant any right or license to or collaborate with any Third Party to Develop or Commercialize) any Licensed Compound or Licensed Product for the treatment or prevention of diseases or conditions in the field of oncology; provided that, for clarity, once a Licensed Compound is a Terminated Compound or a Licensed Product is a Terminated Product under this Agreement, the restriction in this Section 3.5 shall not apply with respect to such Terminated Compound (including any product containing such Terminated Compound) or Terminated Product.

ARTICLE IV
GOVERNANCE

4.1.         Joint Steering Committee.

4.1.1.    Formation.  Promptly after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to coordinate, oversee and, as applicable, approve the Parties’ activities under this Agreement during the Option Term.  The JSC will dissolve upon the earlier of (a) the expiration of the Option Term for all Licensed Compounds or (b) termination of this Agreement.

4.1.2.     Membership.  The JSC will consist of [***], each with the requisite experience and seniority to enable such person to make decisions on behalf of such Party with respect to the issues falling within the jurisdiction of the JSC.  From time to time, each Party may substitute one (1) or more of its representatives on the JSC upon written notice to the other Party.  Inmagene will designate one (1) of its JSC representatives as one (1) of the co-chairpersons of the JSC, and Hutchison will designate one (1) of its representatives as the other co-chairperson of the JSC (each, a “JSC Co-Chair”).  The JSC Co-Chairs, in consultation with the Alliance Managers, will have the following roles and responsibilities: (a) to call meetings, send notice of each such meeting and designate the time, date and place of each such meeting; (b) to convene or poll the representatives by other permitted means; and (c) to approve (including via email) the final minutes of any meeting of the JSC.

4.1.3.     Meetings and Minutes.  Unless otherwise agreed by the Parties, during the Option Term, the JSC will meet [***], or more frequently with mutual agreement by the Parties, to address matters within its jurisdiction.  Meetings of the JSC may be held in person or by audio or video teleconference; provided, that unless otherwise agreed by the Parties, the location of any such in-person meetings will alternate between locations designated by Inmagene and locations designated by Hutchison.  The JSC Co-Chairs will be responsible for scheduling meetings and setting agendas based on the input of each Party.  The JSC Co-Chairs will prepare and circulate for review and approval of the Parties minutes of each meeting promptly after the meeting.  The Parties will agree on the minutes of each meeting promptly, but in no event later than [***] ([***]) [***] after receipt of such meeting minutes.

4.1.4.     Procedural Rules.  The JSC will have the right to adopt such standing rules as will be necessary for its work to the extent that such rules are not inconsistent with this Agreement.  A quorum will exist whenever there is present at a meeting at least [***] ([***]) representatives appointed by each Party.  The JSC will take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least [***] ([***]) representatives appointed by each Party.  Employees or consultants of either Party that are not representatives of the Parties on the JSC may attend JSC meetings with prior notice and with respect to any consultants, prior consent, of the other Party; provided, however, that such attendees: (a) will not vote; (b) will not be counted when determining whether a quorum exists at any such meeting; and (c) will be bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article X.

4.1.5.    Specific Responsibilities.  During the Option Term, the JSC’s responsibilities are as follows: (a) coordinating and serving as a forum for discussing the activities under the R&D Plan; (b) reviewing and approving any amendments to the R&D Plan proposed by either Party; (c) resolving disputes that arise in connection with the performance of the R&D Plan; (d) determining the Hutchison R&D Activities and the budget for such activities; and (e) fulfilling such other responsibilities as may be allocated to the JSC under this Agreement or by mutual written agreement of the Parties.

4.2.         Dispute Resolution.

4.2.1.     JSC.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC and within the scope of its authority, the representatives of the Parties on the JSC cannot reach consensus as to such matter in accordance with Section 4.1.4 within [***] ([***]) [***] after such matter was brought to the JSC for resolution, then either Party may refer such disagreement to the Senior Officers for resolution.  If the Senior Officers cannot resolve such matter within [***] ([***]) [***] after such matter has been referred to them in accordance with this Section 4.2.1, then [***] will have final decision-making authority with respect of such matter.  Notwithstanding the foregoing, without [***]’s prior written consent, no decision of the JSC or [***] (in the exercise of its final decision making authority on any such matters as set forth in this Section 4.2.1), in each case, may (a) [***] or (b) [***].

4.2.2.    Limitations on Authority.  Each Party will retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights, powers or discretion is expressly provided for in this Agreement or the Parties expressly so agree in writing.  Notwithstanding anything to the contrary set forth in this Agreement, the JSC will not have the right to make any decisions: (a) to amend or modify this Agreement, or waive compliance with this Agreement; (b) in a manner that excuses such Party from any obligation specifically enumerated under this Agreement; (c) in a manner that negates any consent right or other right specifically allocated to the other Party under this Agreement; (d) to resolve any dispute involving the breach or alleged breach of this Agreement; (e) to resolve a matter if the provisions of this Agreement specify that agreement of the Parties, including consent of each Party, is required for such matter; (f) in a manner that the other Party reasonably believes would require such other Party to perform any act that would cause such Party to violate any Applicable Law or the requirements of any Regulatory Authority, or otherwise breach any of its obligations hereunder; (g) impose any obligation on either Party that would be in violation of such Party’s written standard operating procedures, written business policies, or written compliance policies or procedures; or (h) otherwise expand the rights or reduce the obligations of either Party under this Agreement.

4.3.         Alliance Managers.  Promptly following the Effective Date, each Party will appoint (and notify the other Party of the identity thereof in writing) one (1) senior representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”).  The Alliance Managers will serve as the contact point between the Parties and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, including: (a) facilitating periodic communications between the Parties in connection with the Parties’ reporting requirements; (b) providing single-point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external corporate communications; (c) raising cross-Party or cross-functional disputes in a timely manner; and (d) consulting with the JSC Co-Chairs, in accordance with Section 4.1.2.  Each Alliance Manager may be a member of the JSC and vice versa; provided, that such Alliance Manager has the requisite experience and seniority to enable such person to make decisions on behalf of such Party with respect to the issues falling within the jurisdiction of the JSC.  From time to time, each Party may substitute its Alliance Manager at any time upon written notice to the other Party.

4.4.         Costs of Governance.  The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Article IV will be borne solely by such Party.

ARTICLE V
DEVELOPMENT AND REGULATORY MATTERS

5.1.       Development.  On a Licensed Compound-by-Licensed Compound basis, subject to the terms and conditions of this Agreement, from and after the Effective Date, Inmagene will be solely responsible for conducting all Development activities with respect to Licensed Products containing a Licensed Compound in the Field in the Territory until and unless such Licensed Compound is a Terminated Compound, at Inmagene’s sole expense.

5.2.         Development Reports. From and after the Effective Date, Inmagene will provide to Hutchison within [***] ([***]) [***] after the end of each [***] a written report, which summarizes the Development activities performed by Inmagene, its Affiliates and its Sublicensees during the prior [***] with respect to Licensed Products in the Field in (a) the United States, (b) the E.U. and (c) Mainland China.  During the Option Term with respect to a Licensed Compound, Inmagene’s submission of a report to the JSC pursuant to Section 2.1.3 with respect to such Licensed Compound that contains the information required under this Section 5.2 will satisfy the requirements under this Section 5.2 with respect to such Licensed Compound.

5.3.        Development Diligence.  On a Licensed Compound-by-Licensed Compound basis, beginning at such time as Inmagene exercises the Option for a Licensed Compound, subject to the terms and conditions of this Agreement, Inmagene will itself, or with or through its Affiliates or Sublicensees, use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for at least [***] ([***]) [***] containing such Licensed Compound in the Field in each of the United States, the E.U. (for clarity, Development of the [***] in the E.U. may be conducted through the EMA central approval process and may not require Development in every country in the European Union) and Mainland China.

5.4.        Regulatory.  On a Licensed Compound-by-Licensed Compound basis, with respect to any Licensed Product that contains a Licensed Compound, from and after the Effective Date until and unless such Licensed Compound is a Terminated Compound, as between the Parties and subject to the terms of this Agreement, Inmagene will have the right, itself or with or through its Affiliates, Sublicensees or other Third Parties, to: (a) prepare and submit to applicable Regulatory Authorities all Regulatory Materials, including INDs, for such Licensed Products in the Field, (b) obtain and maintain all Regulatory Approvals for such Licensed Products in the Field, and (c) conduct communications with the Regulatory Authorities for such Licensed Products in the Field.  During the Option Term with respect to a Licensed Compound, Inmagene may request Hutchison assist, [***], in Inmagene’s efforts to prepare and submit any Regulatory Filings to obtain, support, or maintain Regulatory Approvals for any Licensed Product containing such Licensed Compound.  For all Licensed Products, Inmagene will keep Hutchison reasonably informed regarding the status and progress of such regulatory activities, including by (a) during the Option Term for a Licensed Compound, providing Hutchison with a copy of any written correspondence from a Regulatory Authority involving Regulatory Filings for any such Licensed Product containing such Licensed Compound; (b) notifying Hutchison of any major topic made by oral correspondence from a Regulatory Authority involving Regulatory Filings; (c) providing Hutchison with a copy of each Regulatory Filing (i.e., IND, orphan drug applications and designations, and their foreign counterparts) to be submitted to the FDA or a Regulatory Authority in any other country in advance of submission to the relevant Regulatory Authority; (d) providing Hutchison with a copy of all final Regulatory Filings promptly after submission to the relevant Regulatory Authority; and (e) promptly informing Hutchison regarding the receipt or denial of Regulatory Approval for such Licensed Product obtained or denied; provided, however, that in all circumstances, to the extent permitted under Applicable Law, Inmagene will inform Hutchison of such event prior to public disclosure of such event by Inmagene.

ARTICLE VI
MANUFACTURING

On a Licensed Compound-by-Licensed Compound basis, with respect to any Licensed Product that contains a Licensed Compound, from and after the Effective Date until and unless such Licensed Compound is a Terminated Compound and subject to the terms and conditions of this Agreement, Inmagene will be responsible for the Manufacture of such Licensed Products for Exploitation in the Field in the Territory.  All such Manufacturing will be at Inmagene’s sole cost and expense.

ARTICLE VII
COMMERCIALIZATION

7.1.       Commercialization.  On a Licensed Compound-by-Licensed Compound basis, from and after the date that Inmagene exercises the Option for a Licensed Compound pursuant to Section 2.3, Inmagene will be solely responsible for Commercializing any Licensed Products that contain such Licensed Compound in the Field in the Territory, at Inmagene’s sole expense.

7.2.        Commercialization Diligence.  During the Term, Inmagene will (a) use Commercially Reasonable Efforts to obtain Pricing Approval for a Licensed Product in a country upon receipt of Regulatory Approval for such Licensed Product in such country and (b) from and after the date that Regulatory Approval and Pricing Approval (if applicable) are achieved for a Licensed Product in a country, Inmagene will use Commercially Reasonable Efforts to promptly achieve First Commercial Sale for and Commercialize such Licensed Product in such country.

7.3.         Right of First Negotiation for Co-Commercialization Rights.

7.3.1.    Notification.  Prior to Inmagene or one of its Affiliates entering into a bona fide discussion with a Third Party during the Term regarding the material terms of an arrangement whereby Inmagene or one of its Affiliates would permit a Third Party to perform any material Commercialization activities (other than distribution on a fee-for service basis) with respect to a Licensed Product in the Field solely in Mainland China, Inmagene will promptly notify Hutchison in writing of its interest in discussing such agreement with a Third Party (such notice, a “Co-Commercialization Notice”).  Upon receipt of a Co-Commercialization Notice, Hutchison will have [***] ([***]) [***] to notify Inmagene of the non-binding terms upon which it wished to obtain the right to Commercialize such Licensed Product from Inmagene (such notice, a “Hutchison ROFN Exercise Notice” and such [***] ([***])-[***] period, the “Hutchison ROFN Notice Period”).  If the terms of the Hutchison non-binding offer when considered in aggregate with the commercialization capabilities of Hutchison at that time, are in Inmagene’s sole opinion equal or superior to those of the Third Party partner then Hutchison will have the first right under Section 7.3.2 to negotiate for the rights subject to the Co-Commercialization Notice. If Hutchison does not provide a Hutchison ROFN Exercise Notice for a Licensed Product within the applicable Hutchison ROFN Notice Period or Inmagene determines that the terms of Hutchison non-binding offer are not equal or superior to those of the applicable Third Party partner, then (a) Inmagene will be free to enter into any collaboration or other arrangement with a Third Party relating to the Commercialization of such Licensed Product in Mainland China and (b) Inmagene will not be required to provide any subsequent Co-Commercialization Notice for such Licensed Product.

7.3.2.   Hutchison ROFN Exercise.  If Hutchison provides a Hutchison ROFN Exercise Notice for a Licensed Product within the applicable Hutchison ROFN Notice Period, then the Parties will negotiate in good faith for at least [***] ([***]) [***] a definitive agreement under which Inmagene will grant Hutchison an exclusive or co-exclusive (with Inmagene) right to Commercialize such Licensed Product in Mainland China.  If Hutchison provides a Hutchison ROFN Exercise Notice for a Licensed Product and after good faith negotiations the Parties fail to reach agreement on the terms of a definitive agreement during the [***] ([***])-[***] negotiation period, then Inmagene may license or otherwise grant Commercialization rights to such Licensed Product to any Third Party in Mainland China; provided that Inmagene shall not license or otherwise grant Commercialization rights to such Licensed Product in Mainland China (as reasonably adjusted for the scope of the deal if the territory is broader than Mainland China) to any Third Party on terms that are less favorable to Inmagene than those last offered by Hutchison.

ARTICLE VIII
FINANCIAL PROVISIONS

8.1.       Option Exercise Fee.  On a Licensed Compound-by-Licensed Compound basis, in the event that Inmagene exercises the Option for a Licensed Compound pursuant to Section 2.3, Inmagene will pay Hutchison either (a) [***] ($[***]) or (b) [***] ($[***]) worth of Inmagene registered common stock pursuant to a subscription agreement to be agreed by the Parties (each such payment, an “Option Exercise Fee”), in each case ((a) or (b)), within [***] ([***]) [***] after Inmagene provides the Option Exercise Notice for such Option; provided, that, if Inmagene elects to make the Option Exercise Fee in the form of Inmagene’s equity, but the Parties fail to agree, such agreement not to be unreasonably withheld or delayed, on the terms of the subscription agreement within such [***] ([***]) [***] period, then the Option Exercise Fee will be [***] ($[***]).  If Inmagene is not a publicly registered company at the time that Inmagene exercises an Option for a Licensed Compound pursuant to Section 2.3 and if Inmagene elects to make the Option Exercise Fee in the form of Inmagene’s equity, then the value of such equity will be calculated based on the financing valuation from Inmagene’s most recent round of financing.

8.2.         Milestone Payments.

8.2.1.    Development Milestones. From and after the Effective Date, on a Licensed Compound-by-Licensed Compound basis, Inmagene will pay Hutchison the amounts set forth below (each, a “Development Milestone Payment”) no later than [***] ([***]) [***] after the first achievement by Inmagene or its Affiliates or Sublicensees of each of the development milestone events set forth below (each, a “Development Milestone Event”) for the first Licensed Product that contains such Licensed Compound.  The Development Milestone Events set forth below are intended to be successive with respect to a Licensed Product containing a given Licensed Compound for a given Indication in a given country or jurisdiction (i.e., the US, EU or Mainland China) for the first time, and if a Licensed Product is not required to undergo the event associated with any such Development Milestone Event, such skipped milestone will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Development Milestone Event for the same Indication in the same country or jurisdiction.  Payment for any such skipped Development Milestone Events that is owed in accordance with the provisions of this Section 8.2.1 with respect to a given Licensed Product will be due concurrently with the payment for the next successive Development Milestone Event by such Licensed Product for the same Indication in the same country or jurisdiction.  For the avoidance of doubt, each Development Milestone Payment hereunder will be payable only once for each of the four (4) Licensed Compounds upon the first achievement of the applicable Development Milestone Event for a Licensed Product that contains such Licensed Compound and the maximum amount payable by Inmagene under this Section 8.2.1 for any Licensed Compound will be Ninety Two Million Five Hundred Thousand Dollars ($92,500,000) if each Development Milestone Event in this Section 8.2.1 is achieved by Licensed Products that include such Licensed Compound.

Table 8.2.1 - Development Milestone Event Per Licensed Compound	Development Milestone Payment Per Licensed Compound
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

8.2.2.     Commercial Milestones.  On a Licensed Compound-by-Licensed Compound basis, Inmagene will make the one-time milestone payments set forth below to Hutchison no later than [***] ([***]) [***] after the achievement by Inmagene or its Affiliates or Sublicensees of each of the sales-based milestones events set forth below with respect to the worldwide aggregate cumulative Net Sales of all Licensed Products that include such Licensed Compound in the Territory during the Calendar Year (for each Licensed Compound, the “Licensed Compound Annual Net Sales,” and the sales-based milestone events set forth below, the “Sales Milestone Events,” and the sales-based milestone payments set forth below, the “Sales Milestone Payments”).  Each of the Sales Milestone Payments set forth below will be payable only once for each of the four (4) Licensed Compounds upon the first achievement of the applicable Sales Milestone Event and the maximum amount payable by Inmagene under this Section 8.2.2 for any Licensed Compound will be One Hundred and Thirty-Five Million Dollars ($135,000,000) if each Sales Milestone Event in this Section 8.2.2 is achieved by Licensed Products that contain such Licensed Compound.

Table 8.2.2 - Sales Milestone Event Per Licensed Compound	Sales Milestone Payment Per Licensed Compound
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
If more than one Sales Milestone Event is achieved in a Calendar Year with respect to a Licensed Compound, each Sales Milestone Payment for each such achieved Sales Milestone Event will become due and payable.

8.3.         Royalty Payments.

8.3.1.    Royalty Rates.  Subject to the provisions of Section 8.3.3, on a Licensed Compound-by-Licensed Compound basis, Inmagene will pay to Hutchison royalties calculated by multiplying the applicable royalty rates set forth below by the incremental Licensed Compound Annual Net Sales for such Licensed Compound (such payments, “Royalties”).

Table 8.3.1 - Licensed Compound Annual Net Sales	Royalty Rate
1. for that portion of Licensed Compound Annual Net Sales that are less than $[***]	[***]%
2. for that portion of Licensed Compound Annual Net Sales that are equal to or greater than $[***], and less than $[***]	[***]%
3. for that portion of Licensed Compound Annual Net Sales that are greater than $[***]	[***]%

8.3.2.    Royalty Term.  On a Licensed Product-by-Licensed Product and country-by-country basis, Inmagene’s obligation to pay Royalties for a Licensed Product in a country will begin upon the First Commercial Sale of such Licensed Product in such country and will expire upon the last to occur of (a) [***] and (b) [***] (the “Royalty Term”).  Upon expiration of the Royalty Term for a given Licensed Product in a given country (i) no further Royalties will be payable in respect of sales of such Licensed Product in such country, (ii) the sale of such Licensed Product in such country shall no longer be included in the calculation of Licensed Compound Annual Net Sales (for both Sections 8.2 and 8.3) and (iii) the licenses granted to Inmagene under Section 3.1.2 with respect to the Exploitation of such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty free.  For clarity, only a single Royalty will be payable as a result of one or more Valid Claims in a Licensed Patent or Joint Patent Covering the sale of such Licensed Product during the applicable Royalty Term.

8.3.3.      Royalty Reductions.

(a)          On a Licensed Product-by-Licensed Product and country-by-country basis, if and for so long as such Licensed Product is no longer Covered by a Valid Claim within the Licensed Patents or Joint Patents in such country, then the Royalties payable with respect to such Licensed Product pursuant to this Section 8.3 in such country will be reduced by [***] percent ([***]%) during such period.

(b)          If Inmagene, its Affiliate or Sublicensee reasonably determines in good faith that it is necessary to obtain a license from a Third Party in order to avoid infringement or misappropriation of any Patent Rights or Know-How owned or controlled by such Third Party in the Development, Manufacture or Commercialization of the Licensed Compound in the Field in the Territory, and obtains such a license, then Inmagene shall have the right to deduct, from the royalty payment that would otherwise have been due pursuant to Section 8.3.1 for a Licensed Product containing such Licensed Compound in the Field in the Territory, an amount equal to [***] percent ([***]%) of the royalties paid by Inmagene or its Affiliate or Sublicensee to such Third Party pursuant to such license for such Licensed Product in the Field in the Territory.

(c)          In no event will the cumulative aggregate reduction under Sections 8.3.3(a) and 8.3.3(b) to any Royalty payable with respect to a Licensed Product in a country in a Calendar Quarter be more than [***] percent ([***]%) from the applicable Royalties owed under Section 8.3.1.

8.4.        Royalties and Sales Milestone Payments.  During the period from the First Commercial Sale of any Licensed Product until the end of the last-to-expire Royalty Term, Inmagene will, within [***]([***]) [***] following the end of each Calendar Quarter for which Royalties are due: (a) furnish to Hutchison a written report, showing the (i) aggregate Net Sales of each Licensed Product sold in each country during the relevant Calendar Quarter in Dollars, (ii) Royalties and any Sales Milestone Events that have accrued hereunder in respect of Net Sales (including, if applicable, an itemization of deductions taken pursuant to Section 8.3.3), and (iii) the exchange rates used in determining the amounts payable in Dollars and (b) pay such Royalties with respect to such Calendar Quarter as set forth in such written report.

8.5.        No Refunds; Offsets.  Except as expressly set forth under this Agreement, all payments under this Agreement will be irrevocable, non-refundable, and non-creditable, and Inmagene will have no right to offset, set off, or deduct any amounts from or against the amounts due to Hutchison hereunder.

8.6.       Other Amounts Payable.  With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified hereunder, within [***] ([***]) [***] after the end of each Calendar Quarter, each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter.  The owing Party will pay any undisputed amounts within [***] ([***]) [***] after the receipt of the invoice, and any disputed amounts owed by a Party will be paid within [***] ([***]) [***] after resolution of the dispute.

8.7.         Currency.  All payments under this Agreement will be payable in Dollars.  With respect to sales of a Licensed Product and other amounts received or to be paid to a Third Party in a currency other than Dollars, such amounts and amounts payable will be converted to Dollars using the exchange rate mechanism generally applied by Inmagene in preparing its audited financial statements for the applicable Calendar Quarter; provided that such mechanism is in compliance with Accounting Standards and Inmagene’s normal practices used to prepare its audited financial statements.

8.8.         Late Fees.  Each paying Party will pay the other Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the [***] ([***]) percentage points per annum or the maximum applicable legal rate, if less (the “Interest Rate”), calculated on the total number of days that the payment is delinquent.

8.9.       Blocked Currency.  If at any time legal restrictions in the Territory prevent the prompt remittance of any payments with respect to sales therein, Inmagene will have the right and option to make such payments by depositing the amount thereof in local currency to Hutchison’s account in a bank or depository designated by Hutchison in the Territory.

8.10.     Withholding Taxes.  Either Party (a “Withholding Party”) may withhold from payments due to the other Party (a “Non-Withholding Party”) amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments, which will be remitted in accordance with Applicable Law.  The Withholding Party will provide to the Non-Withholding Party all relevant documents and correspondence, and will also provide to the Non-Withholding Party any other cooperation or assistance on a reasonable basis as may be necessary to enable the Non-Withholding Party to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit.  The Withholding Party will give proper evidence from time to time as to the payment of any such tax.  The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force.

8.11.      Indirect Taxes.  Amounts of payments under this section exclude indirect taxes (including but not limited to value added tax and the associated local tax and surcharges under Applicable Law in the People’s Republic of China (“the PRC”)) which will be added to the payment amounts, collected and paid over by Hutchison to the PRC tax authority in accordance with Applicable Law, as applicable.  Tax payment receipts will be provided to Inmagene for any such taxes reported and paid.  Hutchison will at its sole discretion cooperate with Inmagene in any claim of reduction or exemption of such taxes, on the basis that any extra cost, tax or non-tax, will be on Inmagene’s account such that the net income to Hutchison under this section remains the same.

8.12.       Records and Audit Rights.

8.12.1.   Records.  Each Party will keep, and will cause its Affiliates and as applicable sublicensees, to keep complete, true and accurate books and records in accordance with its Accounting Standard in relation to this Agreement and Net Sales, Royalties, Development Milestone Payments, Sales Milestone Payments and any other payments and reimbursements required hereunder, as applicable.  Each Party will keep such books and records for at least [***] ([***]) [***] following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law.

8.12.2.   Audit Rights.  Subject to the other terms of this Section 8.12.2, during the Term, at the request of a Party (the “Auditing Party”), which will not be made more frequently than one (1) time per Calendar Year, upon at least [***] ([***]) [***] prior written notice from the Auditing Party, the other Party (the “Audited Party”) will permit an independent, internationally-recognized certified public accountant selected by the Auditing Party and reasonably acceptable to the Audited Party (the “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by the Audited Party under Section 8.12.1; provided that such audit right will not apply to records beyond [***] ([***]) [***] from the end of the Calendar Year to which they pertain and that records for a particular period may only be audited once.  Prior to its inspection, the Auditor will enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use no less restrictive than those set forth in Article X and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 8.12.1.

8.12.3.   Payment.  In the event such audit leads to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party will, within [***] ([***]) [***] after receipt of such report from the Auditor, pay any undisputed amount of the discrepancy plus interest due on any underpayments at the Interest Rate.  The Auditing Party will pay the full cost of the audit unless the underpayment of amounts due to or overpayment of amounts payable by the Auditing Party is greater than [***] percent ([***]%) of the amount due for the entire period being examined, in which case the Audited Party will pay the reasonable cost charged by the Auditor for such review.  Any undisputed overpayments by the Audited Party revealed by an examination will be paid by the Auditing Party within [***] ([***]) [***] of the Auditing Party’s receipt of the applicable report.

ARTICLE IX
INTELLECTUAL PROPERTY RIGHTS

9.1.        Ownership.  As between the Parties, all Inventions made or created solely by a Party’s or any of its Affiliates’ employees, independent contractors, or consultants, in the course of conducting activities under this Agreement, together with all intellectual property rights therein, will be owned by such Party.  All Inventions made or created jointly by each Party’s (or any of its Affiliates’) employees, independent contractors, or consultants, in the course of conducting activities under this Agreement, together with all Patent Rights therein, will be jointly owned by the Parties (“Joint IP”).  Joint IP will be owned jointly by Inmagene and Hutchison on the basis of an equal, undivided interest without a duty to account to the other Party and will be deemed to be Controlled by each Party.  Notwithstanding anything to the contrary herein, each Party will have the right to use such Joint IP, or license such Joint IP to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint IP to its Affiliates or a Third Party, in each case, without the consent of the other Party, so long as such use, sale, license, or transfer is subject to the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement.  All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

9.2.         Prosecution and Maintenance.

9.2.1.     Before Option Exercise.  Prior to the exercise of the applicable Option with respect to a Licensed Compound, Hutchison will be responsible for the Prosecution and Maintenance of any (a) Licensed Patents and (b) Patent Rights included in the Joint IP (each such Patent Rights described in sub-clause (b), a “Joint Patent”), in each case ((a)-(b)) necessary or reasonably useful for the Development, Manufacture or Commercialization of any Licensed Product that contains such Licensed Compound, using outside counsel reasonably acceptable to Inmagene.  The Licensed Patents will be Prosecuted and Maintained in Hutchison’s name and [***], and the Joint Patents will be Prosecuted and Maintained in both Parties’ names and the costs thereof will be [***].  Hutchison will notify Inmagene of any decision not to file applications for, cease the Prosecution and Maintenance of or not continue to [***] for the Prosecution and Maintenance of any such Patent Rights described in this Section 9.2.1.  Hutchison will provide such notice at least [***] ([***]) [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.  In such event, if Hutchison does not have a bona fide good faith reason for deciding not to Prosecute and Maintain such Patent Right, then Hutchison will permit Inmagene, at its sole discretion and [***], to file or to continue Prosecution and Maintenance of such Patent Right during the Option Term.  For the Licensed Patents listed on Schedule 9.2.1 which are Licensed Patents that claim both the Licensed Compounds and other compounds that Hutchison, its Affiliates, licensees or sublicensees is developing (each, a “Hutchison Retained Compound”), Hutchison shall use reasonable efforts, but shall have no obligation, to revise those claims to separate out the Licensed Compounds, and thereafter any patent application and patents that no longer cover any Licensed Compounds or Licensed Products shall no longer be included in Licensed Patents under this Agreement.

9.2.2.     After Option Exercise.

(a)          Following the exercise of the applicable Option with respect to a Licensed Compound, Inmagene will be responsible for the Prosecution and Maintenance of the Licensed Patents and Joint Patents, in each case if such Licensed Patent or Joint Patent is specific to the Development, Manufacture or Commercialization of any Licensed Product in the Field that contains such Licensed Compound, using outside counsel reasonably acceptable to Hutchison.  Such Licensed Patents will be Prosecuted and Maintained in Hutchison’s name [***], and such Joint Patents will be Prosecuted and Maintained in both Parties’ names and the costs thereof will be [***].  Inmagene will notify Hutchison of any decision not to file applications for, cease the Prosecution and Maintenance of or not continue to [***] for the Prosecution and Maintenance of any such Patent Rights described in this Section 9.2.2.  Inmagene will provide such notice at least [***] ([***]) [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.  In such event, Inmagene will permit Hutchison, at its sole discretion, to file or to continue Prosecution and Maintenance of such Patent Right and unless Inmagene agrees in writing that Prosecution and Maintenance of such Patent Right will be [***], such Patent Right will be excluded from the Licensed Patents or Joint Patents, as applicable, and will thereafter cease to be included within the scope of the licenses granted to Inmagene under Section 3.1.

(b)          Following the exercise of the applicable Option with respect to a Licensed Compound, Hutchison will be responsible for the Prosecution and Maintenance of any Licensed Patent or Joint Patent not described in Section 9.2.2(a) that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Licensed Product that contains such Licensed Compound, using outside counsel reasonably acceptable to Inmagene.  The Licensed Patents will be Prosecuted and Maintained in Hutchison’s name and [***], and the Joint Patents will be Prosecuted and Maintained in both Parties’ names and the costs thereof will be [***].  Hutchison will notify Inmagene of any decision not to file applications for, cease the Prosecution and Maintenance of or not continue to [***] for the Prosecution and Maintenance of any such Patent Rights described in this Section 9.2.2(b).  Hutchison will provide such notice at least [***] ([***]) [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.  In such event, Hutchison will permit Inmagene, at its sole discretion and [***], to file or to continue Prosecution and Maintenance of such Patent Right.

9.2.3.     Cooperation.  A Party that Prosecutes and Maintains any Patent Right in accordance with this Section 9.2 (the “Prosecuting Party”) will keep the other Party (the “Non-Prosecuting Party”) reasonably informed of the status of such Patent Right and, prior to making any filings or submissions to any Governmental Authority with respect to such Patent Right, will submit a copy thereof to the Non-Prosecuting Party for its review and comment and provide the Non-Prosecuting Party a reasonable period of time to comment on such filings and submissions (which comments will be considered by the Prosecuting Party in good faith).  In addition, the Non-Prosecuting Party will fully cooperate with the Prosecuting Party in connection with the Prosecution and Maintenance of such Patent Rights described in Section 9.2.1 and Section 9.2.2, including by providing access to relevant persons and executing all documentation reasonably requested by the Prosecuting Party.

9.3.         Enforcement.

9.3.1.    Notification.  During the Term, the Parties will promptly inform each other in writing if either Party becomes aware of any suspected, threatened or actual: (a) infringement by any Third Party of any Licensed Patents or Joint Patents; or (b) unauthorized use or misappropriation of any of the Licensed Know-How or any Know-How included in the Joint IP (such infringement or unauthorized use or misappropriation, in each case of (a) and (b), an “Infringement”) that arises as a result of the making, using, offering to sell, selling or importing of a product that would be competitive with a Licensed Product in the Field in the Territory (a “Competitive Infringement”).  Each Party will provide any available evidence of such Infringement with such notification.

9.3.2.     Competitive Infringement Actions

(a)          Before Option Exercise.  Prior to the exercise of the applicable Option with respect to a Licensed Compound, Hutchison will have the first right, but not the obligation, to initiate any infringement or other appropriate suit (an “Infringement Action”) against any Competitive Infringement of any Licensed Technology or Joint IP, in each case, that is necessary or useful for the Development, Manufacture or Commercialization of the any Licensed Product that contains such Licensed Compound, [***].  If Hutchison fails to bring any such action with respect to any such Licensed Technology or Joint IP within (a) [***] ([***]) [***] following the notice of alleged Infringement provided pursuant to Section 9.3.1 or (b) [***] ([***]) [***] before the time limit, if any, set forth in Applicable Law for the filing of such actions, whichever comes first, Inmagene will have the right (with Hutchison’s prior written consent, not to be unreasonably withheld, conditioned or delayed) to bring and control any such action at its own expense, and Hutchison will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(b)          After Option Exercise.  Following the exercise of the applicable Option with respect to a Licensed Compound, Inmagene will have the first right, but not the obligation, to initiate an Infringement Action against any Competitive Infringement of any Licensed Technology or Joint IP, in each case, that is necessary or useful for the Development, Manufacture or Commercialization of the any Licensed Product that contains such Licensed Compound, [***].  If Inmagene fails to bring any such action with respect to any such Licensed Technology or Joint IP within (a) [***] ([***]) [***] following the notice of alleged Infringement provided pursuant to Section 9.3.1 or (b) [***] ([***]) [***] before the time limit, if any, set forth in Applicable Law for the filing of such actions, whichever comes first, Hutchison will have the right to bring and control any such action [***], and Inmagene will have the right, [***], to be represented in any such action by counsel of its own choice.

(c)          Cooperation.  A Party that elects to enforce under this Section 9.3.2 (the “Enforcing Party”) will keep the other Party (the “Non-Enforcing Party”) reasonably informed of the status and progress of such enforcement efforts, and reasonably consult with the Non-Enforcing Party, including using reasonable efforts to take the Non-Enforcing Party’s comments into good faith consideration with respect to such enforcement action, including the infringement or claim construction of any claim in any Licensed Patent or Joint Patent.  The Non-Enforcing Party will also provide reasonable assistance in connection with such enforcement actions, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(d)          Expenses and Recoveries.  The Enforcing Party will be [***].  If the Enforcing Party recovers monetary damages in the claim, suit, or action, then such recovery will be allocated first to the reimbursement of any expenses incurred by the Party bringing suit, second to the reimbursement of any expenses incurred by the other Party in such litigation, and (a) if Inmagene is the enforcing Party, Inmagene will retain any remaining amounts, which shall be deemed Net Sales and subject to royalty payment to Hutchison under Section 8.3; and (b) if Hutchison is the enforcing Party, Hutchison will retain [***] percent ([***]%) of any remaining amounts and pay to Inmagene [***] percent ([***]%) of such remaining amounts.

9.3.3.     Infringement Actions for Infringements other than Competitive Infringements.  During the Term, (a) Hutchison will have the sole right, but not the obligation, to initiate an Infringement Action against any Infringement that is not a Competitive Infringement with respect to any Licensed Patents (including any Infringement related to Hutchison Retained Compounds), at Hutchison’s sole discretion and [***], and (b) the Parties will jointly agree upon any initiation of an Infringement Action against any Infringement that is not a Competitive Infringement with respect to any Joint Patents, provided that neither Party will unreasonably withhold its agreement to initiate any such Infringement Action with respect to any Joint Patent (as applicable) upon the reasonable request of the other Party.

9.4.       Defense.  Each Party will promptly inform the other Party in writing if such Party receives written notice, or otherwise becomes aware, of alleged infringement, misappropriation, or other violation of any Patent Rights, Know-How or other intellectual property rights of any Third Party based upon such Party’s performance of its obligations or exercise of its rights hereunder.  Except as otherwise set forth under this Agreement (including under Article XIV), such Party will be solely responsible for the defense of any such claim brought against it.  Such Party will each keep the other Party advised of all material developments in the conduct of any proceedings in defending any claim of alleged infringement, misappropriation or other violation related to any Licensed Products and will reasonably cooperate with the other Party in the conduct of such defense.  In no event may such Party settle any such infringement, misappropriation, or other violation claim in a manner that would materially limit the rights of the other Party or impose any material obligation on the other Party, in each case, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.

ARTICLE X
CONFIDENTIALITY

10.1.     Nondisclosure.  Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement will:  (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article X; and (c) not use such Confidential Information for any purpose except those permitted under this Agreement, including, in the case of each Party, the performance of obligations and the exercise of the rights and licenses granted to such Party hereunder.  The obligations of confidentiality, non-disclosure and non-use under this Section 10.1 will be in full force and effect from the Effective Date until [***] ([***]) [***] following the Term.  Except as otherwise requested in writing by the Disclosing Party, the Receiving Party will destroy the Confidential Information of the Disclosing Party disclosed or transferred to it by the Disclosing Party pursuant to this Agreement, within [***] ([***]) [***] after the expiration or termination of this Agreement; provided, however, that a Party may retain: (i) Confidential Information of the Disclosing Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement; (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof or in accordance with Applicable Law and (iii) any backup media copies made in the ordinary course of business.

10.2.       Exceptions.

10.2.1.   General.  Section 10.1 will not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:

(a)          was known to, or otherwise in the possession of, the Receiving Party or any of its Affiliates, as evidenced by written records, prior to disclosure by the Disclosing Party;

(b)          is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates;

(c)          is subsequently disclosed to the Receiving Party or any of its Affiliates on a confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates, solely for use and disclosure within the scope agreed between the Receiving Party or any of its Affiliates and such Third Party;

(d)          is or becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, through no breach by the Receiving Party or any of its Affiliates of its obligations hereunder; or

(e)          is independently developed by or on behalf the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.

Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3.       Authorized Disclosure.

10.3.1.   Disclosure.  Notwithstanding Section 10.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(a)          subject to Section 10.5, to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction in the Territory) (each, a “Securities Regulator”) or with judicial process (including prosecution or defense of litigation) if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation);

 (b)          disclosure to a Governmental Authority in order to obtain Patent Rights, to obtain or maintain approval to conduct Clinical Trials or to market the Licensed Products or make other Regulatory Filings, in each case under this Agreement and in accordance with this Agreement; provided that reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available;

(c)          disclosure to (i) any of its officers, employees, consultants, agents or Affiliates as necessary or useful to perform on behalf of such Party or exercise rights and licenses granted to such Party under this Agreement, (ii) in the case of Inmagene, any actual or potential collaborators, licensees or Sublicensees in connection with the Exploitation of Licensed Products, (iii) in the case of Hutchison to any actual or potential licensors of any Licensed Technology, and (iv) in the case of either Party, such Party’s actual or potential subcontractors, investors or acquirers; provided that prior to any such disclosure ((i)-(iii)), each such disclosee is bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article X (subject to a commercially reasonably period of confidentiality appropriate to the circumstances) to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 10.3.1(c) ((i)-(iii)), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3.1(c) to treat such Confidential Information as required under this Article X;

(d)          disclosure to its advisors (including attorneys, financial advisors and accountants) in connection with activities under this Agreement; provided that prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article X (subject to a commercially reasonably period of confidentiality appropriate to the circumstances) (provided, however, that in the case of legal advisors, no written agreement will be required), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 10.3.1(d), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3.1(d) to treat such Confidential Information as required under this Article X; and

(e)          in the case of each Party with respect to any Confidential Information of the other Party that constitutes Joint IP, as reasonably necessary or useful in the exercise of such Party’s rights pursuant to the second to last sentence of Section 9.1.

10.3.2.   Terms of Disclosure.  If and whenever any Confidential Information is disclosed in accordance with this Section 10.3, such disclosure will not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.

10.4.     Terms of this Agreement.  The Parties agree that this Agreement and the terms hereof will be deemed to be Confidential Information of both Hutchison and Inmagene, and each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof without obtaining consent in accordance with the provisions of Section 10.3, 10.5 or 10.6, as applicable.

10.5.       Securities Filings; Disclosure under Applicable Law.  Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by Applicable Law, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person, as may be required by Applicable Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement.  Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Person to make a disclosure of the terms of this Agreement in a filing or other submission as required by such Securities Regulator or such other Person, in each case under Applicable Law, and such Party has: (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by such Securities Regulator or such other Person.  Notwithstanding the foregoing, if a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law as set forth in this Section 10.5 and the other Party provides comments in accordance with this Section 10.5, the Party seeking to make such disclosure or its counsel, as the case may be, will consider in good faith such comments.

10.6.       Publicity.

10.6.1.   Use of Names.  Except as otherwise expressly set forth herein, neither Party (or any of its respective Affiliates) will use the name, trademark, trade name or logo of the other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release or other public disclosure relating to this Agreement or its subject matter, without first obtaining the prior written consent of the other Party; provided that such consent will not be required to the extent use thereof may be required by Applicable Law, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded.

10.6.2.   Press Releases.  On or promptly after the Effective Date, the Parties will issue a public announcement of the execution of this Agreement in the form attached hereto as Schedule 10.6.2.  Subject to Section 10.3, Section 10.5 and this Section 10.6.2, neither Party will, and each Party will cause its Affiliates not to, issue any other press release or other public statement disclosing this Agreement, the activities hereunder or the transactions contemplated hereby, without first obtaining the other Party’s prior written consent; provided that (a) after the delivery by Inmagene to Hutchison of the Option Exercise Notice, Inmagene may issue any such other press release or other public statement with respect to the Licensed Compound (and any Licensed Products containing such Licensed Compound) that was subject to such Option Exercise Notice, without Hutchison’s consent, upon [***] ([***]) [***] prior written notice to Hutchison (provided that such right of issuance without consent will not apply to any press release or other public statement that contains the Confidential Information of Hutchison) and (b) each Party will be authorized to make any disclosure, without first obtaining the other Party’s prior written consent, that is required by Applicable Law, the rules of any Securities Regulator or by judicial process, subject to and in accordance with Sections 10.3 and 10.5, as applicable.

10.7.      Publications.  A Party (a “Publishing Party”) will, prior to publishing, publicly presenting or otherwise publicly disclosing any paper, publication, oral presentation, abstract, poster, manuscript or other presentation relating to the Exploitation of any Licensed Compound, Licensed Product or the use of the Licensed Technology in the Field under this Agreement (each, a “Publication”) provide the other Party (a “Reviewing Party”) an opportunity to review such Publication to determine whether such Publication contains the Confidential Information of the Reviewing Party.  The Publishing Party will deliver to the Reviewing Party a copy of any such proposed Publication or an outline of the proposed oral disclosure at least [***] ([***]) [***] prior to submission for publication or presentation for review by the Reviewing Party.  The Reviewing Party will have the right, in its sole discretion, to: (a) require the removal of its Confidential Information from any such Publication by the Publishing Party or (b) request a reasonable delay in publication or presentation in order to protect patentable information.  If the Reviewing Party requests such a delay, the Publishing Party will delay submission or presentation for a period of [***] ([***]) [***] after its provision of the copy of the proposed Publication to enable patent applications protecting the Reviewing Party’s rights in such information.  In addition, during the Option Term, notwithstanding anything to the contrary in this Agreement, Inmagene will not present, publish or disclosure a Publication without Hutchison’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.

ARTICLE XI
TERM AND TERMINATION

11.1.       Term.  The term of this Agreement will commence upon the Effective Date and, unless earlier terminated as permitted by this Agreement, will expire in its entirety upon the date of expiration of the last Royalty Term for the last Licensed Product; provided that if Inmagene does not exercise an Option for any of the Licensed Compounds by the last day of the Option Term, then this Agreement will expire on the last day of the Option Term (the “Term”).

11.2.       Termination for Material Breach.

11.2.1.    Material Breach.  If a Party (the “Non-Breaching Party”) reasonably believes that there has been a material breach of this Agreement by the other Party (the “Breaching Party”), the Non-Breaching Party may give written notice to the Breaching Party specifying the alleged material breach in reasonable detail.  The Breaching Party will have [***] ([***]) [***] following receipt of the Non-Breaching Party’s written notice to either cure such alleged breach (such [***]-[***] period, the “Cure Period”).  In the event such breach is not cured within the Cure Period, the Non-Breaching Party will have the right thereafter to terminate this Agreement immediately with the consequences as set forth in Section 12.1, by giving written notice to the Breaching Party to such effect.

11.2.2.  Disagreement as to Material Breach.  Notwithstanding Section 11.2.1, if the Parties in good faith disagree as to whether there has been a material breach of this Agreement, then: (a) the Party that disputes whether there has been a material breach may contest the allegation by referring such matter, within [***] ([***]) [***] following its receipt of notice of the alleged material breach, for resolution in accordance with Section 15.4; (b) the relevant Cure Period with respect to such alleged material breach will be tolled from the date on which the Party that disputes in good faith whether there has been a material breach notifies the other Party of such Dispute and through the resolution of such Dispute in accordance with the applicable provisions of this Agreement; (c) during the pendency of such Dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach, after such determination, within the Cure Period (as may be extended in accordance with Section 11.2.1) which will commence as of the date of such determination.

11.3.       Termination for Insolvency.  Either Party may terminate this Agreement at any time during the Term upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] ([***]) [***] after the filing thereof.  In addition, Inmagene may terminate this Agreement in the event that Hutchison rejects this Agreement under Section 365 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Code”).

11.4.       Termination by Inmagene for Convenience.  At any time during the Term, Inmagene will have the right to terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product basis for convenience upon [***] ([***]) [***] prior written notice to Hutchison.

11.5.       Termination by Hutchison for Patent Challenge.  If Inmagene or any of its Affiliates files, assists a Third Party in filing, or joins a Third Party in filing or maintaining, a Patent Challenge of any Patent Right Controlled by Hutchison that Covers any Licensed Product or any Licensed Patent, then Hutchison may, in its sole discretion, terminate this Agreement in its entirety by providing written notice of such termination to Inmagene.

11.6.      Termination for Cessation of Development or Commercialization.  If Inmagene does not conduct any material Development or Commercialization with respect to one or more Licensed Products containing a particular Licensed Compound for a continuous period of longer than [***] at any time after the date of the first Option Exercise Notice for a Licensed Product containing such Licensed Compound then Hutchison may, at its election, terminate this Agreement with respect to the applicable Licensed Compound upon [***] ([***]) [***] prior written notice to Inmagene and all Licensed Products with respect to such Licensed Compound will be Terminated Products for purposes of this Agreement; provided that if such suspension of activity is as a result of any of the events set out below in clauses (a) to (e) then Hutchison shall not have such a termination right with respect to a Licensed Compound unless such period of time is a continuous period of longer than [***] at any time after the date of the first Option Exercise Notice for a Licensed Product containing such Licensed Compound: (a) a Force Majeure event; (b) a delay in response from a Regulatory Authority that is not due to any action, failure to act or omission by the Person seeking a response or (c) a material scientific, technical, commercial, or regulatory reason outside the reasonable control of Inmagene, its Affiliates and their respective (sub)licensees that would be reasonably expected to impede or significantly delay a compound advancing through Development or Commercialization (for example, a guidance from or action by a Regulatory Authority as a result of a clinical hold, or a recall or withdrawal, a material drug manufacturing problem or a material data problem such as a serious toxicology or pharmacokinetics issue, in each case outside the reasonable control of Inmagene, its Affiliates and their respective (sub)licensees).

ARTICLE XII
EFFECT OF TERMINATION

12.1.      Effects of Termination or Expiration Without Option Exercise.  Upon any termination of this Agreement or expiration of this Agreement on the last day of the Option Term because Inmagene has not exercised the Option for any Licensed Compounds, the following will apply as of the effective date of such termination or expiration, but, in the case of partial termination of this Agreement, solely with respect to the applicable Terminated Products.

12.1.1.   Termination of Rights and Licenses.  Subject to Section 12.2, except as expressly set forth in this Agreement, all rights and licenses granted from one Party to the other hereunder will immediately terminate with respect to the Terminated Products, including any sublicenses granted by Inmagene or its Affiliates pursuant to Section 3.1.4.

12.1.2.   Assignment of Regulatory Filings.  Inmagene will, and will cause its Affiliates to, (a) assign to Hutchison all of its rights, title, and interests in and to all Clinical Trial data, Regulatory Filings, and Regulatory Approvals and Pricing Approvals (where applicable) related to any Terminated Products owned or Controlled by Inmagene or any of its Affiliates or its Sublicensees as of the effective date of termination, and (b) take those steps reasonably necessary to transfer ownership of all such assigned Regulatory Filings and Regulatory Approvals and Pricing Approvals (where applicable) to Hutchison, including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such Regulatory Approval and Pricing Approval (where applicable).

12.1.3.   License Grant to Hutchison.  Inmagene will and hereby does, grant to Hutchison an exclusive, [***], worldwide, transferable license and right of reference, with the right to sublicense through multiple tiers, to (a) such Clinical Trial data, Regulatory Filings, and Regulatory Approvals and Pricing Approvals (where applicable) related to any Terminated Product then owned or Controlled by Inmagene or its Affiliates or its Sublicensees that are not permitted to be assigned to Hutchison or that are permitted to be assigned but the assignment of which has not yet been completed, in each case, pursuant to Section 12.1.2, (b) Patent Rights and Know-How owned or Controlled by Inmagene or its Affiliates as of the effective date of termination or expiration and that have been used or applied by Inmagene or its Affiliates in the Development, Manufacture or Commercialization of such Terminated Product, in each case ((a) and (b)), to the extent necessary or reasonably useful to Develop, subject to Section 12.1.7, Manufacture, and Commercialize, such Terminated Product, and (c) if, as of the effective date of termination or expiration, the Terminated Product has received Regulatory Approval in any country in the Territory, use any trademarks owned or Controlled by Inmagene that specifically identify such Terminated Product for the purpose of Commercializing such Terminated Product.  If Inmagene is unable to sublicense any Patent Rights or Know-How owned by Third Parties to Hutchison pursuant to this Section 12.1.3 without the consent of a Third Party, then, at Hutchison’s written request, Inmagene will undertake to use reasonable efforts to procure such licenses on behalf of Hutchison and, as far as Inmagene is able to procure such licenses and Hutchison agrees to the conditions of such procurement in writing, Hutchison will pay such fees and be bound by the terms set forth in such licenses.

12.1.4.   Ongoing Clinical Trials.

(a)        Transfer to Hutchison.  Unless prohibited by any Regulatory Authority or Applicable Law, at Hutchison’s written request, Inmagene will transfer control of all Clinical Trials involving any Terminated Products being conducted by or on behalf of Inmagene, an Affiliate, or a Sublicensee as of the effective date of termination or expiration to Hutchison or its Affiliates or a Third Party that is designated in writing by Hutchison.  Inmagene will continue to conduct such Clinical Trials, [***], to minimize interruption of any such Clinical Trials (including the assignment of all related investigator and other agreements relating to such Clinical Trials).  Hutchison will pay all reasonable out-of-pocket costs incurred by either Party to complete such Clinical Trials if Hutchison requests that such Clinical Trials be completed by Inmagene.

(b)        Inmagene Wind-Down.  If Hutchison does not elect to assume control of any such Clinical Trials, then Inmagene will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down any on-going Clinical Trials of Terminated Products in which Initiation has commenced.  In the event of a termination by Inmagene under Section 11.4 or by HMP under Sections 11.2, 11.3, 11.5 or 11.6, Inmagene will be [***].

12.1.5.   Inmagene Knowledge and Inventory Transfer.  Inmagene will provide to Hutchison or its designated Affiliate or Third Party copies of all material data, reports, records, and other material sales and marketing related information in Inmagene’s possession and Control to the extent that such data, reports, records, materials, or other information relate to the Exploitation of such Terminated Products.  In connection with such transfer, Inmagene will, at Hutchison’s option, transfer to Hutchison or its designated Affiliate or Third Party all inventory of Terminated Products and components and works in process held by Inmagene with respect to the Manufacture of Terminated Products as of the effective date of termination of this Agreement [***].

12.1.6.   Selected Third Party Agreements.  At Hutchison’s written request, Inmagene will assign to Hutchison any Selected Third Party Agreement related to any Terminated Products (if such Selected Third Party Agreements relate to products other than Terminated Products, such assignment will be an assignment in part) requested by Hutchison, unless such assignment of any such Selected Third Party Agreement is not permitted, in which case Inmagene (or such Affiliate) will use reasonable efforts to secure the consent of the applicable Third Party to such assignment.  If any assignment or such consent cannot be obtained with respect to a Selected Third Party Agreement, then, for a period of up to [***] ([***]) [***] from the effective date of termination or expiration, Inmagene will, or will cause such Affiliates, to use reasonable efforts to obtain for Hutchison substantially all of the practical benefit and burden under such Selected Third Party Agreement by entering into appropriate and reasonable alternative arrangements on terms agreeable to each of Hutchison and Inmagene (or such Affiliate).

12.1.7.   Supply of Licensed Product.  If Inmagene is Manufacturing such Terminated Products on the effective date of termination or expiration, then, at Hutchison’s written request, which will be exercised no later than [***] ([***]) [***] after the effective date of termination, the Parties will negotiate in good faith a supply agreement under which Inmagene will supply to Hutchison such quantities of Terminated Products until the earlier of (a) such time as Hutchison has established an alternate, validated source of supply for such Terminated Products, and (b) [***] ([***]) [***] from the anniversary of the effective date of termination of this Agreement.

12.1.8.   Responsibility for Costs.  [***].

12.1.9.   Royalty to Inmagene. In the event that (a) this Agreement terminates in its entirety due to Inmagene’s termination for Hutchison’s material breach under Section 11.2 following Inmagene’s exercise of one or more Options for a Licensed Compound or (b) this Agreement terminates with respect to a Licensed Compound due to Hutchison’s termination under Section 11.6 and, in each case (a) and (b), Inmagene has completed at least one (1) Clinical Trial for a Terminated Product subject to such termination, Hutchison will pay [***] royalty to Inmagene on [***] of such Terminated Product(s) in the Territory for any indication for which a Clinical Trial for such product has been completed by Inmagene, such royalty payable for the period beginning on the First Commercial Sale of such Terminated Product in such country and ending upon on the sooner of: (x) on a country-by-country basis, the longer of (i) the expiration of the last Valid Claim in a Patent licensed to Hutchison under Section 12.1.3 or Joint Patent in each case Covering the sale of such Terminated Product in such country and (ii) [***] ([***]) [***] after First Commercial Sale of such Terminated Product in such country and (y) the date on which Inmagene has received royalties with respect to a Terminated Product for such indication in an amount equal to [***] percent ([***]%) of Inmagene’s costs reasonably incurred (and supported through contemporaneous documentation verifiable by audit) in Developing the relevant Terminated Product in such indication prior to the relevant whole or partial termination of this Agreement, such costs subject to verification and adjustment via audit by Hutchison. Such royalty will be subject to reductions as described in Section 8.3.3, mutatis mutandis. Inmagene’s recordkeeping obligations and Hutchison’s ability to audit with respect to Inmagene’s development costs will be as set forth in Section 8.12, mutatis mutandis provided that Hutchison’s obligation to pay royalties under this Agreement post-termination are subject to Inmagene’s maintenance of such records for the duration of this Agreement and through at least [***] ([***]) [***] by Hutchison.

12.2.       Surviving Provisions.

12.2.1.   Accrued Rights; Remedies.  The expiration or termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which will survive expiration or termination of this Agreement.  Such expiration or termination will not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

12.2.2.   Survival.  Without limiting the provisions of Section 12.2.1, the provisions of Sections 8.11, 9.1, 13.4, 14.1, 14.2, 14.3, 14.4, Articles I, X, XII, XV, and any other obligations and rights which are expressly intended to survive, will survive expiration or termination of this Agreement. [To be updated prior to execution.]

ARTICLE XIII
REPRESENTATIONS, WARRANTIES, AND COVENANTS

13.1.       Representations and Warranties by Each Party.  Each Party represents and warrants to the other Party, as of the Effective Date, that:

13.1.1.   Organization.  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

13.1.2.   Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws (or equivalent charter or organizational documents), (b) any agreement, instrument or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law or regulations or court or administrative under, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Authority presently in effect applicable to such Party.

13.1.3.   No Inconsistent Obligation.  It is not under any obligation, contractual, or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that will impede the diligent and complete fulfillment of its obligations hereunder.

13.1.4.  No Conflicts.  The execution, delivery and performance of this Agreement by such Party does not conflict with such Party’s charter documents, bylaws or other organizational documents, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate Applicable Law or any order, writ, decree, judgment, injunction, determination, or award of any Governmental Authority having jurisdiction over it.

13.1.5.   No Litigation.  There is no action or proceeding pending or, to the knowledge of such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.

13.1.6.   Government Authorizations.  All consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement, including the grant of any licenses, have been obtained.

13.1.7.   Debarment.  Neither such Party, nor any Affiliate of such Party, has been debarred by any Regulatory Authority, including under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement.

13.2.       Representations and Warranties by Hutchison.  Hutchison represents and warrants to Inmagene as of the Effective Date that:

13.2.1.  Licensed Patents.  Schedule 1.89 sets forth a list of all Licensed Patents as of the Effective Date. To the knowledge of Hutchison, (a) Hutchison has not committed any act, or omitted to commit any act, that may cause the Licensed Patents to expire prematurely or be declared invalid or unenforceable, and (b) all application, registration, maintenance and renewal fees in respect of the Licensed Patents have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining the Licensed Patents set forth on Schedule 1.89, and (c) there is no opposition, interference, re-examination or other claim or proceeding alleging that any Licensed Patent is invalid or unenforceable.

13.2.2.  Hutchison Inventions and Assignments.  All Licensed Technology is owned solely and exclusively by Hutchison and (a) Hutchison and its Affiliates have obtained from all individuals who contributed to the conception or reduction to practice thereof, effective assignments of all ownership rights of such individuals in such Licensed Technology, either pursuant to written agreement or by operation of law, and (b) all of its employees, officers, and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Hutchison or its Affiliates, as applicable, of all inventions made during the course of performance under this Agreement, and, to Hutchison’s knowledge, no officer or employee of Hutchison or its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Licensed Technology to any Third Party.

13.2.3.  License to Inmagene.  Hutchison has the right and authority to: (a) grant to Inmagene and its Affiliates the licenses under the Licensed Technology that Hutchison grants to Inmagene in accordance with the terms and conditions of this Agreement; and (b) use, disclose, and commercially exploit, and to enable Inmagene and its Affiliates to use, disclose, and commercially exploit the Licensed Technology in accordance with the terms and conditions of this Agreement.  Hutchison has not granted, and will not grant during the Term, any rights in the Licensed Technology that are inconsistent with the license and other rights then granted to Inmagene under this Agreement.

13.2.4.   No Hutchison Infringement.  There is no pending, or, to the knowledge of Hutchison, threatened, action or proceeding alleging that the use of the Licensed Technology as contemplated under this Agreement infringes, misappropriates, or otherwise violates any Patent Rights, Know-How or other intellectual property rights of any Third Party.

13.2.5.   No Third Party Infringement.  To the knowledge of Hutchison, no Patent Right or trade secret right owned or controlled by a Third Party will be infringed or misappropriated by the performance of the Hutchison R&D Activities, the Inmagene R&D Activities or the Development and Manufacture of Licensed Compounds, in each case, in accordance with this Agreement, nor has Hutchison or its Affiliates received in writing any notice alleging such infringement or misappropriation.

13.2.6.   No Claims.  There are no claims, judgments, or settlements against or amounts with respect thereto owed by Hutchison or any of its Affiliates relating to the Licensed Technology, Licensed Compound or Licensed Product.

13.2.7.   Compliance.  Hutchison and its Affiliates (and, to the knowledge of Hutchison, any Third Party acting under its authority) have complied with all Applicable Laws in connection with the Development of the Licensed Compounds (including information and data provided to Regulatory Authorities), and have not used any employee, consultant or contractor who has been debarred by any Regulatory Authority, or to its knowledge, is the subject of a debarment proceeding by any Regulatory Authority.

13.3.       Covenants.  Each Party hereby covenants to the other Party as follows:

13.3.1.   Compliance with Law.  It will, and will ensure that its Affiliates, comply with all Applicable Law in connection with the performance of its and its Affiliates’ activities under this Agreement, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act, the European Data Protection Directive 95/46/EC, the European General Data Protection Regulation (Regulation (EU) 2016/679), and any other applicable national data protection legislation.

13.3.2.   No Inconsistent Obligations.  It will not, and will ensure that its Affiliates will not, take any action or enter into any agreement with any Third Party that diminishes the rights granted to the other Party under this Agreement.

13.3.3.  Foreign Corrupt Practices Act of 1977.  In performing under this Agreement, it and its Affiliates agree to comply with all applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended from time-to-time; the anti-corruption laws of the Territory; and all laws enacted to implement the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

13.3.4.   No Bribery.  It will not directly or indirectly offer or pay, or authorize such offer or payment of, any money, or transfer anything of value, to improperly seek to influence: (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a Governmental Authority; (c) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) an employee or person acting for or on behalf of a public international organization; or (e) any person otherwise categorized as a government official under local law.

13.3.5.   Export Control.  Neither it nor its Affiliates will export, transfer, or sell any Licensed Product to any country or territory except in compliance with Applicable Law.

13.3.6.  Debarment.  It will not engage, in any capacity in connection with this Agreement or any ancillary agreements, any officer, employee, contractor, consultant, agent, representative, or other person who has been debarred by any Regulatory Authority, including under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement.  Each Party will inform the other Party in writing promptly if it or any person engaged by it or any of its Affiliates who is performing any obligations under this Agreement or any ancillary agreements is debarred or excluded, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to each Party’s knowledge, is threatened, pursuant to which a Party, any of its Affiliates or any such person performing obligations hereunder or thereunder may become debarred or excluded.

13.4.      Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS, COMPOUNDS, AND MATERIALS PROVIDED BY HUTCHISON ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENT RIGHTS, KNOW-HOW OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT.

ARTICLE XIV
INDEMNIFICATION; LIABILITY

14.1.      Indemnification by Hutchison.  Hutchison will indemnify, defend and hold Inmagene, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns (each, a “Inmagene Indemnitee”) harmless from and against any and all liability, damage, loss, cost or expense of any nature (including reasonable attorney’s fees and litigation expenses) (“Losses”) incurred by or imposed upon the Inmagene Indemnitees or any of them in connection with any claim, suit, action, demand, proceeding, cause of action or judgment resulting from a Third Party claim (“Claims”), in each case, to the extent arising or resulting from:

14.1.1.   Hutchison’s (either by itself or through an Affiliate or subcontractor) (a) Development and other Exploitation of the Licensed Compound and Licensed Product before the Effective Date; (b) performance of the Hutchison R&D Activities; and (c) Exploitation of any Terminated Product;

14.1.2.  the negligence or willful misconduct of Hutchison or any of its Affiliates or its (sub) licensees (other than Inmagene or its Affiliate or sublicensee), or any directors, officers, employees, (sub)contractors or agents thereof, in connection with Hutchison’s performance of its obligations under this Agreement; or

14.1.3.   the breach of any of the obligations, covenants, representations or warranties made by Hutchison to Inmagene under this Agreement;

provided, however, that Hutchison will not be obliged to so indemnify, defend and hold harmless the Inmagene Indemnitees for any Claims to the extent Inmagene has an obligation to indemnify Hutchison Indemnitees pursuant to Section 14.2 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Inmagene or any Inmagene Indemnitee.

14.2.      Indemnification by Inmagene.  Inmagene will indemnify, defend and hold Hutchison, its Affiliates, and its and their respective officers, directors, employees, agents, successors and assigns (each, a “Hutchison Indemnitee”) harmless from and against any and all Losses incurred by or imposed upon the Hutchison Indemnitees or any of them in connection with any Claims, in each case, to the extent arising or resulting from:

14.2.1.   Inmagene’s, or any of its Affiliates’, Sublicensees’ or (sub)contractors’ activities in connection with the R&D Program or the Exploitation of Licensed Products in the Territory;

14.2.2.  the negligence or willful misconduct of Inmagene or any of its Affiliates or its Sublicensees, or any directors, officers, employees, (sub)contractors or agents thereof, in connection with Inmagene’s performance of its obligations under this Agreement; or

14.2.3.    the breach of any of the obligations, covenants, representations or warranties made by Inmagene to Hutchison under this Agreement;

provided, however, that Inmagene will not be obliged to so indemnify, defend and hold harmless the Hutchison Indemnitees for any Claims to the extent Hutchison has an obligation to indemnify Inmagene Indemnitees pursuant to Section 14.1 or to the extent that such Claims arise from the breach, negligence, or willful misconduct of Hutchison or any Hutchison Indemnitee.

14.3.       Indemnification Procedure.

14.3.1.  An Inmagene Indemnitee or Hutchison Indemnitee seeking indemnification under Section 14.1 or Section 14.2, as applicable (the “Indemnified Party”) will notify the other Party (the “Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (each, an “Indemnification Claim Notice”); provided, that the failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby.  The Indemnification Claim Notice will contain a description of the Claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time).  Upon the request of the Indemnifying Party, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.

14.3.2.   Subject to Sections 14.3.3 and 14.3.4, the Indemnifying Party will have the right, upon written notice given to the Indemnified Party within [***] ([***]) [***] after receipt of the Indemnification Claim Notice, to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 14.3.3 below will govern; provided, that any such Claim is only for monetary damages.  The assumption of the defense of a Claim by the Indemnifying Party will not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.  In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an Indemnitee harmless from and against the Claim, the Indemnified Party will reimburse the Indemnifying Party for any and all reasonable costs and expenses (including reasonable attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim.  If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] ([***]) [***] after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of Section 14.3.4 will govern.

14.3.3.    Upon assumption of the defense of a Claim by the Indemnifying Party: (a) the Indemnifying Party will have the right to and will assume sole control and responsibility for dealing with the Claim; (b) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (c) the Indemnifying Party will keep the Indemnified Party informed of the status of such Claim; and (d) the Indemnifying Party will have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it will not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party.  The Indemnified Party will cooperate with the Indemnifying Party and will be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense.  In particular, the Indemnified Party will furnish such records, information, and testimony, provide witnesses, and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith.  Such cooperation will include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

14.3.4.   If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 14.3.2 or fails to conduct the defense and handling of any Claim in good faith after having assumed such Claim, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate.  In such event, the Indemnified Party will keep the Indemnifying Party timely apprised of the status of such Claim and will not settle such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned, or delayed.  If the Indemnified Party defends or handles such Claim, the Indemnifying Party will cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and will be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

14.4.       Limitation of Liability.  NEITHER HUTCHISON NOR INMAGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, OR LOST PROFITS OR LOST REVENUES (WHETHER CONSEQUENTIAL OR DIRECT), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.4 IS INTENDED TO OR WILL LIMIT OR RESTRICT: (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 14.1 OR SECTION 14.2, AS APPLICABLE, IN CONNECTION WITH ANY THIRD PARTY CLAIMS; (B) A BREACH OF THE OBLIGATIONS OF A PARTY UNDER Article X OR (C) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD.

14.5.      Insurance.  Each Party will maintain, at its cost, insurance against liability and other risks associated with its activities and obligations under this Agreement (including through a program of self-insurance), in such amounts and on such terms as are customary for a company such as the respective Party for the activities to be conducted by it under this Agreement.  Each Party will furnish to the other Party evidence of such insurance upon request.  It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article XIV.

ARTICLE XV
GENERAL PROVISIONS

15.1.      Assignment.  Except as provided in this Section 15.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole: (a) to an Affiliate of such Party so long as such assigning Party remains responsible and liable for its obligations under this Agreement or (b) in connection with the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement.  Any attempted assignment not in accordance with this Section 15.1 will be void.

15.2.       Extension to Affiliates.  Each Party will have the right to extend the rights, immunities, and obligations granted in this Agreement to one (1) or more of its Affiliates.  All applicable terms and provisions of this Agreement will apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the extending Party.  The extending Party will remain primarily liable for any acts or omissions of its Affiliates.

15.3.     Severability.  If one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid or unenforceable in any situation in any jurisdiction, such holding will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision will be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid or unenforceable term or provision.  If the final judgment of such court declares that any term or provision hereof is void, invalid or unenforceable, the Parties agree to: (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good faith effort to replace any void, invalid or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.4.       Choice of Law; Dispute Resolution; Jurisdiction.

15.4.1.  Choice of Law.  This Agreement and any dispute arising from the performance or breach hereof will be governed by and interpreted in accordance with the laws of New York, without giving effect to the application of any conflict of laws principles that would require application of the laws of another jurisdiction.  The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.

15.4.2.   Dispute Escalation.  Except as otherwise set forth in this Agreement, in the event of an unresolved matter, dispute, or issue which relates to the breach or alleged breach or interpretation of this Agreement (each, a “Dispute”), the Parties will refer the Dispute to the Senior Officers (or designees with similar authority to resolve such dispute), who will attempt in good faith to resolve such Dispute.  If the Senior Officers cannot resolve such Dispute within [***] ([***]) days of the matter being referred to them in writing, then the Dispute will be resolved through binding arbitration as provided in Section 15.4.3.

15.4.3.    Binding Arbitration.

(a)          Any Dispute that the Senior Officers are unable to resolve in accordance with Section 15.4.2 will be resolved by final and binding arbitration.  Whenever a Party decides to institute arbitration proceedings, it will give written notice to that effect to the other Party.  Arbitration will be held in Hong Kong, according to the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect at the Effective Date, except as they may be modified herein or by mutual agreement of the Parties.  The arbitration will be conducted by a panel of [***] ([***]) [***] appointed in accordance with the ICC Rules; provided that each Party will within [***] ([***]) [***] after the institution of the arbitration proceedings appoint an arbitrator, and such arbitrators will together, within [***] ([***]) [***], select a [***] ([***]) [***] as the chair of the arbitration panel, and each arbitrator will have significant experience in the biopharmaceutical industry.  If the [***] ([***]) [***] are unable to select a [***] ([***]) [***] within such [***] ([***]) [***] period, the [***] will be appointed in accordance with the ICC Rules.  The arbitrators will render their opinion within [***] ([***]) [***] of the final arbitration hearing.  The costs of the arbitration will be shared by the Parties during the course of such arbitration.  No arbitrator (nor the panel of arbitrators) will have the power to award punitive damages or to award costs and expenses of the proceeding or reasonable attorney’s fees to any Party under this Agreement and such award is expressly prohibited.  Decisions of the panel of arbitrators will be final and binding on the Parties.  Judgment on the award so rendered may be entered in any court of competent jurisdiction.

(b)          Notwithstanding anything to the contrary, either Party may at any time seek to obtain preliminary injunctive relief or other applicable provisional relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief.  A request by a Party to a court of competent jurisdiction for interim measures necessary to preserve the Party’s rights, including attachments or injunctions, will not be deemed incompatible with, or a waiver of, the agreement to arbitrate under Section 15.4.3(a), or the availability of interim measures of protection under the ICC Rules.

15.5.      Force Majeure.  Neither Party will be held liable to the other Party nor be deemed to have breached this Agreement for failure or delay performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from a cause beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, epidemics, pandemics, or quarantines  (“Force Majeure”) and for so long as such failure or delay continues to be caused by or result from such Force Majeure event.  The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked as a Force Majeure for the purposes of this Agreement, even though the pandemic is ongoing, to the extent those effects are not reasonably foreseeable by the affected Party as of the Effective Date.  The affected Party will notify the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, to the extent reasonably practicable, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances.

15.6.     Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

15.7.     Relationship of the Parties.  Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, agency, employee-employer relationship, or legal entity of any type between Hutchison and Inmagene, or to constitute one as the agent of the other.  Each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other.

15.8.     Notices.  All notices, requests, claims, demands, waivers and other communications under this Agreement will be in writing and will be sent by electronic mail, internationally-recognized courier or express delivery service with tracking capabilities or personal delivery to the following addresses, or to such other addresses as will be designated from time to time by a Party in accordance with this Section 15.8:

If to Inmagene, addressed to:

Inmagene Biopharmaceuticals
Unit 1202B Tower 2, Century Metropolis,
No. 1239 Century Avenue, Pudong New District
Shanghai, China
Attention: [***]
Email: [***]

If to Hutchison, addressed to:

Hutchison MediPharma Limited
Building 4, 720 Cailun Road
Zhangjiang High Tech Park
Shanghai, China 201203
Attention: [***]
Email: [***]

All notices, requests, claims, demands, waivers and other communications under this Agreement will be deemed to have been duly given: (a) when delivered by hand, if personally delivered; (b) upon receipt when delivered by a courier or express delivery service (such date of receipt being evidenced by the courier’s or express delivery service’s records); or (c) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email.

15.9.     Further Assurances.  Inmagene and Hutchison hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge, and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.10.    Compliance with Law.  Each Party will perform its obligations under this Agreement in accordance with all Applicable Laws. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which it reasonably believes in good faith may violate, any Applicable Law.

15.11.     Parties in Interest; No Third Party Beneficiary Rights.  All of the terms and provisions of this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, heirs, administrators and permitted assigns.  The provisions of this Agreement are for the sole benefit of the Parties and their permitted successors and assigns, and they will not be construed as conferring any rights to any Third Party (including any third party beneficiary rights), except for the indemnification rights of the Inmagene Indemnitees pursuant to Sections 14.1 and 14.3 and the indemnification rights of the Hutchison Indemnitees pursuant to Sections 14.2 and 14.3.

15.12.     English Language.  This Agreement is written and executed in the English language.  Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail.

15.13.    Expenses.  Each Party will pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution, and delivery of this Agreement.

15.14.     Interpretation.  Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic, or otherwise.  Accordingly, the terms of this Agreement will be interpreted and construed in accordance with the definitions for such terms provided herein or, if no such definitions are provided, with their usual and customary meanings, and each of the Parties hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Applicable Laws to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Exhibit, or Schedule will be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Exhibit, or Schedule, of or to, as the case may be, this Agreement.  Except where the context otherwise requires: (a) any definition of or reference to any agreement, instrument, or other document refers to such agreement, instrument, other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (b) any reference to any Applicable Laws refers to such Applicable Laws as from time to time enacted, repealed or amended; (c) the words “herein”, “hereof”, and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (d) the words “include”, “includes”, and “including” will be deemed to be followed by the phrase “but not limited to”, “without limitation”, or words of similar import; (e) the word “or” is used in the inclusive sense (and/or), unless explicitly indicated otherwise by the term “either/or”; (f) the word “will” will have the same meaning and effect as the word “shall”; (g) the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders; (h) a “Party” includes its permitted assignees or the respective successors in title to substantially the whole of its undertaking; and (i) the Exhibits and Schedules to this Agreement form part of the operative provision of this Agreement, and references to this Agreement will, unless the context otherwise requires, include references to the Exhibits and Schedules.

15.15.    Entire Agreement.  This Agreement, together with the attached Exhibits and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date; provided that this Agreement will not supersede the terms and provisions of the Existing CDA applicable to any period prior to the Effective Date.  In the event of any conflict between a substantive provision of this Agreement and any Exhibit or Schedule hereto, the substantive provisions of this Agreement will prevail.

15.16.     Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.  Counterparts and any other document required to be executed and delivered hereunder may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart or such document so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.17.     Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

INMAGENE BIOPHARMACEUTICALS		和记黄埔医药（上海）有限公司HUTCHISON MEDIPHARMA LIMITED

By:	/s/ [***]	By:	/s/ [***]
Name:	[***]	Name:	[***]
Title:	Chairman and CEO	Title:	Director

[Signature Page to Collaboration, Option and License Agreement]

FIRST AMENDMENT TO
 COLLABORATION, OPTION AND LICENSE AG EMENT

This First Amendment to Collaboration, Option and License Agreement (the “First Amendment”) is made and entered into as of April 21, 2023 (the “First Amendment Effective Date”) by and between:

Inmagene Biopharmaceuticals, a company incorporated in the Cayman Islands having an office at Unit 1202B, Tower 2, Century Metropolis, No.1239 Century Avenue, Pudong New District, Shanghai, P.R. China 200122 (“Inmagene”), and

和记黄埔医药（上海）有限公司 HUTCHMED Limited (formerly known as Hutchison MediPharma Limited), a Chinese company, organized and existing under the laws of the People’s Republic of China, having a place of business at Building 4, 720 Cai Lun Road, ZJ Hi-Tech Park, Shanghai, PRC (“Hutchison”).

Inmagene and Hutchison are each referred to individually as a “Party” and together as the “Parties.”

Whereas, Inmagene and Hutchison are parties to that certain Collaboration, Option and License Agreement, dated January 5, 2021 (the “Agreement”), under which Hutchison granted to LICENSEE exclusive option and license to certain proprietary compounds and products; and

Whereas, the Parties now wish to amend certain terms of the Agreement, as set forth in more detail below.

Now Therefore, in consideration of the mutual promises and agreement set forth herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Inmagene hereby terminates the Agreement with respect to the Licensed Compound described in subsection (c) (RIPK1 inhibitor) in Section 1.86 (definition of Licensed Compound) pursuant to Section 11.4 of the Agreement. The Parties agree that, notwithstanding the requirement for ninety (90) days’ prior written notice set forth in Section 11.4, such termination shall become effective on the First Amendment Effective Date, and the effects of termination set forth in Article XII of the Agreement shall apply with respect to such termination.

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2.           Section 2.3 of the Agreement is hereby deleted and replaced with the following in its entirety:

“2.3 Option. Subject to the terms and conditions of this Agreement, Hutchison hereby grants to Inmagene the exclusive option, on a Licensed Compound-by-Licensed Compound basis, exercisable at Inmagene’s sole discretion, to obtain the license set forth in Section 3.1.2 (each such exclusive option, an “Option”) for such Licensed Compound. On a Licensed Compound-by-Licensed Compound basis, Inmagene may exercise the Option for a Licensed Compound by conducting both of the following: (a) delivering written notice of such exercise to Hutchison at any time after an IND has been successfully submitted with respect to a Licensed Product that contains such Licensed Compound and before: (i) for the Licensed Compounds described in subsection (a) (0X40 antibody) and subsection (b) (BTK inhibitor) of Section 1.86 (definition of Licensed Compound), the [***] of the Effective Date, and (ii) for the Licensed Compound described in subsection (d) (CSF-1R inhibitor) of Section 1.86 (definition of Licensed Compound), September 30, 2023 (with respect to a Licensed Compound, the “Option Term” and such notice, an “Option Exercise Notice”, in each case for such Licensed Compound) and (b) paying the Option Exercise Fee for such Licensed Compound in accordance with Section 8.1. Upon Inmagene’s delivery to Hutchison of an Option Exercise Notice for a Licensed Compound during the Option Term and payment of the Option Exercise Fee for such Licensed Compound in accordance with Section 8.1, Inmagene will have the right to exercise the license set forth in Section 3.1.2 for such Licensed Compound. If Inmagene does not provide an Option Exercise Notice for a Licensed Compound(s) prior to the expiration of the Option Term or does not pay the Option Exercise Fee for such Licensed Compound(s) in accordance with Section 8.1, then (a) Inmagene’s right to exercise the Option for such Licensed Compound(s) will terminate and Inmagene will have no right to exercise the license set forth in Section 3.1.2 for such Licensed Compound(s), (b) Hutchison will have no further obligations to Inmagene with respect to the Option for such Licensed Compound(s) and (c) this Agreement will terminate with respect to such Licensed Compound(s) (i.e., such Licensed Compound(s) will no longer be considered Licensed Compound(s) under this Agreement and Section 12.1 will apply with respect to Licensed Products containing such Licensed Compound). On a Licensed Compound-by-Licensed Compound basis, Inmagene covenants to Hutchison that in no event will Inmagene or any of its Affiliates or its or their Sublicensees conduct or have conducted any Commercialization activities with respect to Licensed Products that contain a Licensed Compound unless and until Inmagene has exercised the Option for such Licensed Compound as set forth above.”

3.           Section 8.1 of the Agreement is hereby deleted and replaced with the following in its entirety:

“8.1 Option Exercise Fee. On a Licensed Compound-by-Licensed Compound basis, in the event that Inmagene exercises the Option for a Licensed Compound pursuant to Section 2.3, Inmagene will pay Hutchison either (a) [***] ($[***]) or (b) if the Option is exercised before the [***] anniversary of the Effective Date, [***] ($[***]) worth of Inmagene registered common stock pursuant to a subscription agreement to be agreed by the Parties (each such payment, an “Option Exercise Fee”), in each case ((a) or (b)), within [***] after Inmagene provides the Option Exercise Notice for such Option; provided, that, if Inmagene elects to make the Option Exercise Fee in the form of Inmagene’s equity under (b) above, but the Parties fail to agree, such agreement not to be unreasonably withheld or delayed, on the terms of the subscription agreement within such [***] period, then the Option Exercise Fee will be [***] ($[***]). If Inmagene is not a publicly registered company at the time that Inmagene exercises an Option for a Licensed Compound pursuant to Section 2.3 and if Inmagene elects to make the Option Exercise Fee in the form of Inmagene’s equity, then the value of such equity will be calculated based on the financing valuation from Inmagene’s most recent round of financing prior to the date of the Option Exercise Notice. “

4.         During the Option Term for the Licensed Compound described in subsection (d) (CSF-1R inhibitor) of Section 1.86 (definition of Licensed Compound), Inmagene may negotiate with Third Parties the terms and conditions of a partnership agreement, including but not limited to a license agreement or an option agreement for a license, pursuant to which Hutchison will grant to such Third Party a license (or an option for a license) to Exploit Licensed Product containing such Licensed Compound. If, before the expiration of the Option Term for such Licensed Compound, Inmagene and the potential Third Party licensee (or optionee) reach agreement on a binding agreement for the terms and conditions of such a partnership agreement, including but not limited to, a license agreement or an option agreement for a license, Hutchison shall enter into such a partnership agreement (or option agreement) with the Third Party licensee (or optionee) and Hutchison shall pay to Inmagene [***] of all payments received by Hutchison under such a partnership agreement (in the case of an option agreement, including any license agreement entered into upon exercise of the option), including without limitation, upfront payment, annual payment, milestone payment, and royalty payment, whether in cash, equity or other form. In the event that Inmagene starts negotiation with a potential Third Party licensee (or optionee) but does not reach agreement on the terms and conditions of the partnership agreement before the expiration of the Option Term but has signed a non-binding term sheet with such Third Party, and Hutchison subsequently enters into such a partnership agreement with such Third Party within [***] after the expiration of the Option Term, then such partnership agreement shall still be subject to the foregoing payment obligation to Inmagene and Hutchison shall pay to Inmagene [***] of all payments received under such partnership agreement (in the case of option agreement, including any license agreement entered into upon exercise of the option). For clarity, the foregoing payment obligation shall survive the expiration or termination of this Agreement with respect to such Licensed Compound.

5.          This First Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The validity, performance, construction, and effect of this First Amendment shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law rules that would cause the application of the laws of another jurisdiction. This First Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Signature Page Follows]

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In Witness Whereof, the Parties have executed this First Amendment in duplicate originals by their proper officers as of the First Amendment Effective Date.

INMAGENE BIOPHARMACEUTICALS		和记黄埔医药（上海）有限公司 HUTCHMED LIMITED

By:	/s/ [***]	By:	/s/ [***]
Name:	[***]	Name:	[***]
Title:	Chairman and CEO	Title:	CEO

[Signature Page to Amendment No. 1 to Collaboration, Option and License Agreement]

SECOND AMENDMENT TO
 COLLABORATION, OPTION AND LICENSE AGREEMENT

This Second Amendment to Collaboration, Option and License Agreement (this “Second Amendment”) is made and entered into as of December 15, 2023 (the “Second Amendment Effective Date”) by and between:

Inmagene Biopharmaceuticals, a company incorporated in the Cayman Islands having an office at Unit 1202B, Tower 2, Century Metropolis, No.1239 Century Avenue, Pudong New District, Shanghai, P.R. China 200122 (“Inmagene”), and

HUTCHMED Limited 和记黄埔医药（上海）有限公司 (formerly known as Hutchison MediPharma Limited), a Chinese company, organized and existing under the laws of the People’s Republic of China, having a place of business at Building 4, 720 Cai Lun Road, ZJ Hi-Tech Park, Shanghai, PRC (“HUTCHMED”).

Inmagene and HUTCHMED are each referred to individually as a “Party” and together as the “Parties.”

Whereas, Inmagene and HUTCNMED are parties to that certain Collaboration, Option and License Agreement, dated January 5, 2021 (as amended by the First Amendment to Collaboration, Option and License Agreement dated April 21, 2023, the “Agreement”), under which HUTCHMED granted to Inmagene exclusive option and license to certain proprietary compounds and products; and

Whereas, the Parties now wish to amend certain terms of the Agreement, as set forth in more detail below.

Now Therefore, in consideration of the mutual promises and agreement set forth herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           The Parties agree to extend the [***] period set forth in Section 8.1 of the Agreement for an [***] to [***].

2.           Each reference to “[***]” or “[***]” in Section 8.1 of the Agreement is hereby amended to be a reference to “[***]” or “[***]” respectively.

3.          This Second Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The validity, performance, construction, and effect of this Second Amendment shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law rules that would cause the application of the laws of another jurisdiction. This Second Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

[Signature Page Follows]

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In Witness Whereof, the Parties have executed this Second Amendment in duplicate originals by their proper officers as of the Second Amendment Effective Date.

INMAGENE BIOPHARMACEUTICALS		和记黄埔医药（上海）有限公司 HUTCHMED LIMITED

By:	/s/ [***]	By:	/s/ [***]
Name:	[***]	Name:	[***]
Title:	Chairman and CEO	Title:	Director

[Signature Page to Amendment No. 2 to Collaboration, Option and License Agreement]